UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
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System1, Inc.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4235 Redwood Avenue
Los Angeles, California 90066
LETTER TO STOCKHOLDERS
June , 2026
Dear Stockholder:
You are cordially invited to attend this year’s annual meeting of stockholders of System1, Inc. on Wednesday, July 22, 2026, at 11:00 a.m Pacific Time. The annual meeting will be a completely “virtual” meeting. You will be able to attend the annual meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/SST2026 and entering the company number and control number included on your proxy card or in the instructions that accompany your proxy materials.
Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Whether or not you plan to attend the annual meeting, your vote is very important and we encourage you to vote promptly. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. If you attend the annual meeting you will have the right to revoke the proxy and vote your shares virtually at the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.
Sincerely yours,

MICHAEL BLEND
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

SYSTEM1, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 22, 2026

When	Wednesday, July 22, 2026 at 11:00 a.m Pacific Time		How to Vote in Advance
Where	Virtually at www.virtualshareholdermeeting.com/SST2026	By Mail	Complete, sign, date and return your proxy card or voting instruction form in the envelope provided
Proposal 1
To approve, for purposes of complying with the New York Stock Exchange (the “NYSE”) listing rules, the issuance of shares of Series A Cumulative Convertible Preferred Stock (the “Preferred Shares”). The Board of Directors recommends a vote “FOR.”

		By Internet	You can vote your shares online at www.proxyvote.com
Proposal 2	Election of three nominees named in the proxy statement to serve as Class I directors on the Board of Directors. The Board of Directors recommends a vote “FOR” each nominee.	By Phone	You can vote your shares by calling 1-800-690-6903
Proposal 3
Ratification of the appointment of Deloitte and Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026. The Board of Directors recommends a vote “FOR.”

Any other business which may properly come before the annual meeting or any adjournment or postponement. In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to questions of general interest to stockholders.		Your vote is important. Please vote as soon as possible by one of the methods shown above. Be sure to have your proxy card, voting instruction form or Notice of Internet Availability in hand and follow the below instructions:
Who Can Vote	Only owners of record of the Company’s issued and outstanding common stock as of the close of business on June 18, 2026. Each share of common stock is entitled to one vote per share.	IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 22, 2026.
Date of Mailing	We intend to mail Proxy Materials on or about June , 2026.

This Proxy Statement and the proxy card are first being mailed to our stockholders on or about June , 2026. In accordance with Securities and Exchange Commission (“SEC”) rules, we are advising our stockholders of the Internet availability of our proxy materials related to our forthcoming Annual Meeting. Because we have elected to utilize the “full set delivery” of materials option, we are delivering paper copies of all of the proxy materials to all our stockholders, as well as providing access to those proxy materials on a publicly accessible website. This Proxy

Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended by Amendment No.1 on Form 10-K/A filed with the SEC on April 30, 2026 (collectively, our “Annual Report”) are available to our stockholders at https://ir.system1.com/financials/sec-filings/default.aspx. A copy of our Annual Report, as filed with the SEC, except for exhibits, will be furnished without charge to any of our stockholders upon written request to System1, Inc., 4235 Redwood Avenue, Los Angeles, California 90066 Attention: Corporate Secretary. This Proxy Statement and our Annual Report, are also available on the SEC’s website at www.sec.gov.
SYSTEM1, INC.
BY ORDER OF THE BOARD OF DIRECTORS

MICHAEL BLEND
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
Los Angeles, California
Dated: June , 2026

SYSTEM1, INC.
4235 Redwood Avenue
Los Angeles, California 90066
PROXY STATEMENT SUMMARY
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of System1, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders. This Proxy Statement and related materials are first being mailed to stockholders on or about June , 2026. References in this Proxy Statement to the “Company,” “we,” “us,” “our,” and similar terms refer to System1, Inc. and its consolidated subsidiaries, and references to the “Annual Meeting” are to the 2026 annual meeting of stockholders. When we refer to the Company’s fiscal year, we mean the annual period ended on December 31, 2025. This Proxy Statement covers our 2025 fiscal year, which reflects the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries for the fiscal year ending December 31, 2025. This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Our Annual Meeting

Date and Time	Wednesday, July 22, 2026 at 11:00 a.m Pacific Time	Place	Virtually at www.virtualshareholdermeeting.com/SST2026
Record Date	June 18, 2026	Who Can Vote
Only owners of record of the Company’s issued and outstanding Class A Common Stock and Class C Common Stock as of the close of business on June 18, 2026. Each share of Class A Common Stock and Class C Common Stock is entitled to one vote per share.

Number of Shares Outstanding as of Record Date
  shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and shares of the Company’s Class C common stock, par value $0.0001 per share (“Class C Common Stock” and, together with the Class A Common Stock, “Common Stock”).

At the Annual Meeting, the stockholders of the Company will be asked to vote on the three proposals below. Your vote is very important. Accordingly, whether or not you plan to attend the Annual Meeting, you should vote by using one of the methods described in these proxy materials. You may vote your shares at the Annual Meeting by voting via the Internet or by telephone as described in these proxy materials or by having your shares represented at the Annual Meeting by a valid proxy. If your shares are not registered directly in your name (e.g., you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions detailed on the notice or voting instruction form you receive from your broker or other nominee. Stockholders may submit questions by following the instructions available on the website for the Annual Meeting.

Item	Proposals		Board Vote Recommendations	Page No.
1	To approve, for purposes of complying with the NYSE listing rules, the issuance of the Preferred Shares (the “Share Issuance Proposal”)	✓	FOR the approval of the Share Issuance Proposal	4
2	Election of three (3) Class I directors	✓	FOR each director nominee	11
3	Ratification of the appointment of Deloitte and Touche LLP as the independent registered public accounting firm of the Company for fiscal year ending December 31, 2026	✓	FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year ending December 31, 2026	21
Any stockholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Board of Directors.
The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the Internet and the mail and may be solicited by our officers, directors and employees in person or by telephone, email or facsimile. They will not receive additional compensation for this effort. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners. The Company may retain the services of a proxy solicitation firm if, in the Board’s view, it is deemed necessary or advisable. Although the Company does not currently expect to retain such a firm, it estimates that the fees of such firm could be up to $25,000, plus out-of-pocket expenses, all of which would be paid by the Company.
Quorum Requirements
In order to constitute a quorum for the conduct of business at the Annual Meeting, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting must be present in person, by remote communication or represented by proxy. Under Delaware law, shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
Required Vote
Each share of our Common Stock outstanding on the record date is entitled to one vote on each of the three Class I director nominees. Each share of our Common Stock outstanding on the record date is entitled to one vote on each other matter. For the election of directors, the nominees to serve as directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election. You may vote “For” or “Withhold” with respect to each director nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have no effect on the election of directors.
With respect to Proposals 1 and 3, the approval of each proposal requires the affirmative vote of the holders of a majority of the votes cast on the matter (meaning the number of shares voted “for” a proposal must exceed the number of shares voted “against” such proposal). You may vote “For”, “Against” or “Abstain” from voting on each of these proposals. Any shares of Class A Common Stock or Class C Common Stock that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to these proposals.
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. Broker non-votes, if any, and shares voted “Withhold” will have no effect on the election of directors. Proposal 3 regarding ratification of the appointment of our independent auditor is a routine matter. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of Class A Common Stock on Proposal 3. Accordingly, we do not expect there to be any broker non-votes for Proposal 3. However, if your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm will not be permitted to vote your shares of Class A Common Stock with respect to Proposals 1 and 2, unless you provide instructions as to how your shares should be voted. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” In that case, the Notice of Annual Meeting, this Proxy Statement and our Annual Report have each been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In such case, either a notice similar to the Notice of Annual Meeting, this Proxy Statement and our Annual Report should have been provided (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

Smaller Reporting Company Status

The Company qualifies as a “smaller reporting company” as defined in Rule 405 of the Securities Act of 1933 and has elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies.

PROPOSAL 1: APPROVAL OF THE SHARE ISSUANCE PROPOSAL
✓    OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE SHARE ISSUANCE PROPOSAL
Transaction Overview
On January 27, 2022, certain subsidiaries of the Company, including Orchid Merger Sub II, LLC, a Delaware limited liability company (the “Existing Borrower”), and S1 Holdco, LLC, a Delaware limited liability company, entered into that certain Credit and Guaranty Agreement (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and the term loans thereunder, the “Existing Term Loans” and the revolving loans thereunder, the “Existing Revolving Loans” and, together with the Existing Term Loans, the “Existing Loans” and the revolving loan commitments thereunder, the “Existing Revolving Commitments”), with the term loan lenders from time to time party thereto (solely in their capacity as such, the “Existing Term Lenders”), the revolving lenders from time to time party thereto (solely in their capacity as such, the “Existing Revolving Lenders”, and together with the Existing Term Lenders, the “Existing Lenders”), the letter of credit issuers from time to time party thereto and Ankura Trust Company, LLC, as successor by appointment to Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Existing Agent”).

On May 29, 2026, S1 Holdings Finco, LLC, a Delaware limited liability company and a subsidiary of the Company (the “Priority Borrower”), and the Existing Borrower, entered into that certain Exchange Agreement (the “Exchange Agreement”) with all of the Existing Term Lenders and the Existing Revolving Lenders (the “Participating Lenders”). The Exchange Agreement sets forth the principal terms of a comprehensive debt exchange and settlement of all outstanding disputes with the Participating Lenders (collectively, the “Transaction”).

Pursuant to the Exchange Agreement, on the contemplated effective date of the exchange (the “Exchange Effective Date”), (a) all of the Existing Loans and all of the Existing Revolving Commitments under the Existing Credit Agreement shall be deemed repaid in full and terminated, in exchange for (b) the receipt by each Participating Lender of their pro rata share of the consideration specified in the Exchange Agreement on the terms and subject to the conditions set forth therein. The consideration under the Exchange Agreement consists of (i) a new $150.0 million term loan facility held by the Participating Lenders (the “Priority Term Loans”), (ii) the issuance of 39,250 shares of Series A Cumulative Convertible Preferred Stock (the “Preferred Shares”) to the Participating Lenders, with an aggregate initial stated value of $39.25 million (the “Share Consideration”), and (iii) a one-time cash payment (the “Cash Consideration”) to the Participating Lenders in the aggregate amount of $31,379,300.18, which amount shall be reduced dollar-for-dollar by the sum of (A) the aggregate amount of all amortization payments made by the Existing Borrower under the Existing Credit Agreement during the period from and including April 1, 2026 until the Exchange Effective Date (the “Interim Period”) and (B) the difference between (1) the aggregate amount of regularly scheduled interest payments actually made by the Existing Borrower under the Existing Credit Agreement during the Interim Period and (2) the amount of regularly scheduled interest payments the Priority Borrower would have been required to make under the Priority Credit Agreement during the Interim Period.

In connection with the Transaction and the issuance of the Share Consideration, the Company will enter into a stock purchase agreement with the Participating Lenders and the other parties signatory thereto, setting forth the terms and conditions upon which the Preferred Shares will be issued (the “Stock Purchase Agreement”). The Preferred Shares will be convertible into shares of the Company’s Class A Common Stock based on the Series A Conversion Price and will have the rights, preferences and privileges set forth in the Certificate of Designation of Series A Cumulative Convertible Preferred Stock (the “Certificate of Designation”). Without implied limitation, the holders of the Preferred Shares will have the right to appoint and elect one director to the Board for so long as at least 19,625 shares of Series A Cumulative Convertible Preferred Stock remain outstanding and will have consent rights with respect to certain corporate actions for so long as at least 9,812 shares of Series A Cumulative Convertible Preferred Stock remain outstanding, in each case as described below.

Purpose of the Transaction

We believe that the Transaction will have numerous benefits for the Company, including to reduce the Company’s outstanding indebtedness, extend the Company’s debt maturity, resolve pending litigation with the Company’s existing lenders and strengthen the Company’s long-term financial flexibility.

NYSE Stockholder Approval Requirement

Our Class A Common Stock is listed on the NYSE, and, as such, we are subject to the NYSE Continued Listing Standards, including the NYSE Listed Company Manual Section 312.03. NYSE Section 312.03 provides that, subject to certain exceptions, stockholder approval is required prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in certain circumstances, including the following:
•when the number of shares of common stock, or of securities convertible into or exercisable for common stock (i) has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock, or (ii) is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock;
•prior to the issuance of common stock or securities convertible into or exercisable for common stock in any transaction or series of related transactions, to a director, officer or substantial security holder of the Company (each a “Related Party”), if the number of shares of common stock to be issued, or the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either 1% of the number of shares of common stock or the voting power outstanding before the issuance; and
•prior to an issuance that will result in a change of control of the Company.

If this Share Issuance Proposal is approved and the Transaction closes, the Company will issue 39,250 Preferred Shares, with an aggregate initial stated value of $39.25 million, which, based on the initial Series A Conversion Price of $10.40 per share, would be convertible into 3,775,000 shares of Class A Common Stock (subject to increase to reflect dividends accrued from April 1, 2026 through the closing date as described below under the section titled “Effect of Approval”), representing approximately 37.8% of the Company’s outstanding Common Stock as of the Record Date. As a result, the issuance of shares of Class A Common Stock upon conversion of the Preferred Shares will exceed 20% of the number of shares of Common Stock and the voting power outstanding before such issuance under the NYSE listing rules. We are seeking stockholder approval of this Share Issuance Proposal in order to comply with the NYSE Continued Listing Standards discussed above and to satisfy conditions under the Exchange Agreement and the Stock Purchase Agreement. The closing of the Transaction is conditioned upon, among other things, approval of this Share Issuance Proposal by a majority of the votes cast at the Annual Meeting.

Description of the Series A Preferred Stock and Stock Purchase Agreement

Dividends. The Preferred Shares will accrue cumulative preferential dividends at a rate of 7.0% per annum on the stated value thereof, payable quarterly in arrears. To the extent declared by the Board, dividends will be paid in cash. Any dividends that are not paid in cash will automatically be added to the stated value of the outstanding Preferred Shares and thereafter accrue further dividends. Dividends on the Preferred Shares will be prior to and in preference over any dividends or distributions on the Company’s Common Stock and any other junior equity securities of the Company.

Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to receive the applicable liquidation value of such shares before any distribution is made to holders of Common Stock or any other junior equity securities of the Company.

Maturity. The Preferred Shares will mature on January 14, 2031. On such date, the Company will be required to redeem all outstanding Preferred Shares for cash at the then applicable liquidation value, subject to the holders’ conversion rights and applicable law and contractual restrictions.

Conversion. The Preferred Shares may be converted, in whole or in part, at the option of the holder, into shares of Class A Common Stock based on the Series A Conversion Price.

Adjustments to Conversion Price. The Series A Conversion Price is subject to customary adjustments.

Redemption. Upon a change of control, the Company will have the right, but not the obligation, to redeem all outstanding Preferred Shares, and each holder will have the right to require the Company to redeem such holder’s Preferred Shares, in each case at a price equal to 101% of the then applicable liquidation value, subject to the terms and conditions of the Certificate of Designation.

Voting. The holders of the Preferred Shares will not have voting rights except as set forth in the Certificate of Designation or as otherwise required by law. On matters on which holders of Preferred Shares are entitled to vote separately as a class, each holder will be entitled to one vote per Preferred Share.

Board Representation Rights. For so long as at least 19,625 Preferred Shares remain outstanding, the holders of a majority of the outstanding Preferred Shares, voting separately as a class, will have the exclusive right to appoint and elect one director to the Board.

Negative Covenants. For so long as at least 9,812 Preferred Shares remain outstanding, the Company may not, without the prior affirmative vote or written consent of the holders of a majority of the outstanding Preferred Shares, among other things:
•amend, alter or repeal the Certificate of Incorporation or the Certificate of Designation in a manner that materially and adversely affects the rights, preferences or privileges of the Preferred Shares;
•make certain restricted payments, subject to specified exceptions;
•issue equity securities ranking pari passu with or senior to the Preferred Shares; or
•incur certain indebtedness or create certain liens if, after giving effect thereto, the aggregate outstanding principal amount of indebtedness for borrowed money of the Company and its subsidiaries would exceed $175 million, subject to specified exceptions.

Transfer Restrictions. Holders of the Preferred Shares may not transfer the Preferred Shares unless the transferee agrees to be bound by certain transfer restrictions contained in the Stock Purchase Agreement. In addition, transfers may not be made to competitors of the Company or to disqualified lenders under the New Credit Agreement and must otherwise comply with applicable securities laws.

Registration Rights. The Company has agreed to file, or confidentially submit, a registration statement covering the resale of all shares of Class A Common Stock issuable upon conversion of the Preferred Shares and to use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable following the closing of the Transaction. Subject to certain customary exceptions, the Company has agreed to maintain the effectiveness of such registration statement until the occurrence of specified termination events. The Company has also agreed to use commercially reasonable efforts to maintain the availability of Rule 144 and to provide certain information to holders to facilitate resales of securities.

Other Covenants. The Stock Purchase Agreement contains customary representations and warranties, covenants and closing conditions for transactions of this type, including certain representations and warranties that are substantially consistent with those contained in the New Credit Agreement.

The terms of the Preferred Shares are qualified in their entirety by reference to (a) the Stock Purchase Agreement, an agreed form of which is included as Annex A to this Proxy Statement, and (b) the Certificate of Designation of Series A Preferred Stock, an agreed form of which is included as Annex B to this proxy statement.

Description of the Exchange Agreement

Pursuant to the Exchange Agreement, on the Exchange Effective Date, all of the Existing Loans and all of the Existing Revolving Commitments under the Existing Credit Agreement shall be deemed repaid in full and terminated, in exchange for the receipt by the Participating Lenders of their pro rata share of consideration under the Exchange Agreement consisting of (i) the Priority Term Loans, (ii) the Share Consideration and (iii) the Cash Consideration.

The Exchange Effective Date is conditioned upon, among other things, (i) execution and effectiveness of the Stock Purchase Agreement, (ii) execution and effectiveness of the Priority Credit Agreement (as defined below), including the termination of all obligations of the Existing Borrower and the other loan parties under the Existing Credit Agreement and all commitments, liens, security interests and guarantees as between the Existing Borrower and the other loan parties under the Existing Credit Agreement and the Participating Lenders, (iii) the filing of a joint stipulation of settlement and dismissal with prejudice in respect of the litigation currently pending in the United States District Court for the Southern District of New York, captioned Alinea CLO, Ltd., et al. v. Orchid Merger Sub II, LLC, et al., No. 1:25-CV-09032 (VM) (S.D.N.Y.), (iv) payment of all expenses required to be paid pursuant to the Exchange Agreement and (v) receipt of stockholder approval of the Share Issuance Proposal.

The Exchange Agreement will terminate if the Exchange Effective Date has not occurred upon the earliest of (x) August 12, 2026 or, if the SEC notifies the Company that it intends to review this Proxy Statement, October 11, 2026 (the “Outside Date”) and (y) such date that the Priority Borrower notifies the other parties to the Exchange Agreement that it does not expect to obtain stockholder approval of the Share Issuance Proposal prior to the Outside Date.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.1 to the Current
Report on Form 8-K filed with the SEC on June 1, 2026.

Description of the New Credit Agreement

Pursuant to the financing agreement related to the Priority Term Loans (the “Priority Credit Agreement”) to be entered into at the Exchange Effective Date, the Priority Term Loans will mature on January 14, 2031 and bear interest at a rate per annum equal to SOFR plus 5.00%; provided that up to 50% of the interest accruing may, at the election of the Priority Borrower be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Priority Term Loans, subject to an increase to the applicable interest rate for such capitalized interest portion by 0.50%. Amortization will be required to be paid in quarterly installments equal to $375,000, beginning with the first full fiscal quarter following the Exchange Effective Date, and the principal balance of the Priority Term Loans will also be subject to an excess cash flow sweep as contemplated in the Priority Credit Agreement. The Priority Term Loans will be secured by first‑priority liens on substantially all assets of the Priority Borrower and the guarantors. The Priority Credit Agreement will contain customary affirmative and negative covenants, events of default and mandatory prepayment provisions for transactions of this type.

The foregoing description of the Priority Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Priority Credit Agreement, an agreed form of which is included as Exhibit
A to the Exchange Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 1,
2026.

Anti-Takeover Provisions

Provisions of the Delaware General Corporation Law (“DGCL”) and our Certificate of Incorporation, as amended (our “Charter”) and Second Amended and Restated Bylaws (our “Bylaws”) could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids, and to encourage persons seeking to acquire control of the Company to first negotiate with the Board. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of our Class A Common Stock.

Business Combinations

Our Charter includes certain provisions that may have an anti-takeover effect, including:
•There is no cumulative voting with respect to the election of directors.
•Our Board is empowered to appoint a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances.
•A prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders.
•Subject to any special rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Company may be called only by or at the direction of (i) the Board, (ii) the Chairman or (iii) by the Secretary of the Company at the request of any holder of greater than fifty percent (50%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.
•Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board

Under the terms of our Charter, our Board is currently divided into three classes, with one class of directors being elected in each year and each director serving a three-year term. Each class of directors is voted on at the annual meeting of the stockholders of the Company every third year. Pursuant to our Bylaws, directors are elected by a plurality of the votes cast at a meeting of the stockholders by holders of all classes of our outstanding Common Stock voting as a single class. So long as the Board is classified, it would take at least two elections of directors for any individual or group to gain control of the Board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before the annual meeting of stockholders, or to nominate candidates for election as directors at the annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or sixty (60) days after the anniversary date of the immediately preceding annual meeting, notice by the stockholder in order to be timely must be so delivered, or mailed and received, not more than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on (i) the ninetieth (90th) day prior to such annual meeting or, (ii) if later, the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was first made by the Corporation. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude or deter our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Right of Certain Company Stockholders to Appoint Members of the Board

Pursuant to the Shareholders Agreement, dated January 27, 2022, certain individuals or entities who maintain ownership of a specified percentage of the outstanding Class A Common Stock may designate directors for election to the Board. In addition, if this Share Issuance Proposal is approved, the Certificate of Designation governing the Preferred Shares provides that, for so long as at least 50% of the Preferred Shares remain outstanding, the holders of the Preferred Shares will have the right to elect one independent director to the Board.

Exclusive Forum

Our Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, (a) the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Company to the Company or to the Company’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Charter or the Bylaws (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Company governed by the internal affairs doctrine; and (b) subject to the preceding provisions, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to these provisions. These exclusive forum provisions do not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Effect of Failure to Obtain Stockholder Approval

Stockholder approval of the Share Issuance Proposal is a condition to the closing of the Transaction. Failure to obtain stockholder approval of the Share Issuance Proposal prior to August 12, 2026 (or October 11, 2026, if the SEC notifies the Company that it intends to review the Company’s proxy statement) (the “Outside Date”) would result in the termination of the Exchange Agreement as of such date. In such an event, we can provide no assurance that the parties would be able to reach an agreement on the terms of an alternative transaction mutually acceptable to the Company and the Lenders.

Effect of Approval

If the Share Issuance Proposal is approved and the Transaction closes, the Company will issue 39,250 Preferred Shares. The initial stated value of the Preferred Shares will be $39.25 million, plus an amount equal to the dividends deemed to have accrued between April 1, 2026 and the closing date, including the effect of compounding, to the extent such deemed dividends are not paid in cash on the closing date. As a result, the number of shares of Class A Common Stock issuable upon conversion of the Preferred Shares may exceed the amounts described above. The issuance of shares of Class A Common Stock upon conversion of the Preferred Shares will dilute the ownership interests of the Company’s existing stockholders and reduce such stockholders' percentage ownership of the Company. This dilutive effect may be material to the Company’s current stockholders. In addition, the holders of the Preferred Shares will have the right to designate one director to the Board for so long as at least 19,625 shares of the Preferred Shares remain outstanding, and will have certain consent rights with respect to specified corporate actions for so long as at least 9,812 shares of the Preferred Shares remain outstanding, in each case as described above.

Interests of Related Parties in this Share Issuance Proposal

Stockholder approval of the Share Issuance Proposal is a condition to the closing of the Transaction. Failure to obtain stockholder approval of the Share Issuance Proposal prior to the Outside Date would result in the termination of the Exchange Agreement as of such date, including the effectiveness of the release of Released Claims (as defined in the Exchange Agreement) contemplated by the Exchange Agreement against (i) certain related parties of the Company, including its current or former affiliates, and each of its and their current or former affiliates’ respective current and former directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals (including any attorneys, accountants, consultants, financial advisors, investment bankers and other professionals retained by such persons), together with their respective successors and assigns, each solely in its capacity as such and (ii) certain related litigation parties, including the Existing Borrower, S1 Media, LLC, S1 HoldCo, LLC, Sonic NewCo, LLC, Openmail2, LLC, Stanley Blend in his capacity as Trustee of the Lone Star Friends Trust, and Jackson Hole Trust Company as Trustee of the CEE Holdings Trust, and each of their current and former affiliates.
Recommendation of the Board of Directors
Our Board of Directors unanimously recommends that the stockholders vote FOR the share issuance proposal. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of the share issuance proposal.

APPROVAL OF THE SHARE ISSUANCE PROPOSAL	✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” THE SHARE ISSUANCE PROPOSAL

PROPOSAL 2: ELECTION OF THREE CLASS I DIRECTORS
✓    OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE CLASS I DIRECTOR NOMINEES LISTED BELOW.
General
Our Board currently comprises seven (7) directors, excluding two (2) vacancies on the Board. Our certificate of incorporation, as amended (our “Certificate of Incorporation”) provides for a classified Board consisting of three classes of directors. Class I currently consists of three (3) directors, all of whom have been nominated and are standing for re-election at the Annual Meeting. Both Class II and Class III currently consists of two (2) directors each. Each class serves a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire are elected to serve from the time of election and qualification until the third annual meeting following their election. Vacancies on our Board may be filled only by an affirmative vote of a majority of the directors then in office. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, serves for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
Our Board has nominated the three (3) individuals listed in the table below for election as Class I directors at the Annual Meeting. If our stockholders elect the nominees listed below, they will hold office until the annual meeting of stockholders in 2029 or until their successors have been duly elected and qualified. All nominees are currently serving on our Board and have consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for any nominees other than those named below.
If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by our Board. If for any reason any of these nominees proves unable or unwilling to stand for election or ceases to qualify to serve as a director, our Board will nominate an alternate or reduce the size of our Board to eliminate any resulting vacancies. Our Board has no reason to believe that any of the nominees would prove unable to serve if elected. Pursuant to the Shareholders Agreement dated January 27, 2022, certain individuals or entities who maintain ownership of a specified percentage of the outstanding Common Stock may designate directors for election to the Board.
We seek directors with a broad range of qualifications, skills, and experience that would enhance Board effectiveness and strengthen our Board’s ability to carry out its oversight role on behalf of stockholders. As further described below, we consider diversity broadly when evaluating potential directors and may also consider factors such as a candidate’s relevant academic expertise and business or career experience, including experience in corporate management or as a board member or executive officer of another publicly traded company, to be relevant. In addition, we seek directors who have a high level of personal and professional integrity, strong ethics and values, and the ability to make mature, independent business judgments.
Recommendation of the Board of Directors
Our Board of Directors unanimously recommends that the stockholders vote FOR the election of the three (3) Class I director nominees, Michael Blend, Caroline Horn and Taryn Naidu. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of all the director nominees.

ELECTION OF THREE CLASS I DIRECTORS	✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” EACH DIRECTOR NOMINEE
Information About Our Director Nominees
The following table and biographical information sets forth certain information about the director nominees. Such information is current as of June , 2026. The information presented below for each director nominee includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should be nominated to serve on our Board of Directors in light of our business.

Name	Age	Position	Director Since
Michael Blend	58	Chairman and Chief Executive Officer	2013
Caroline Horn	56	Director	2022
Taryn Naidu	48	Director	2023
Information About Our Board of Directors
Our nominees for election as directors at our Annual Meeting are all currently serving as members of our Board. Information about each such nominee is set forth in the section above titled “Information About Our Director Nominees” and is incorporated into this section by reference.

Name	Age	Term Expires	Position	Director Since
Charles Ursini	50	2027	Director, President and Chief Operating Officer	2024
John Civantos	56	2028	Director	2022
Tanmay Kumar	37	2028	Director	2023
Moujan Kazerani	51	2027	Director	2022
Michael Blend is System1’s co-founder and has served as System1’s chief executive officer since February 2021, and chairman of our Board of Directors (including our predecessor entities, OpenMail/S1 Holdco) since September 2013. Prior to System1, Mr. Blend was President/COO of Leaf Group Ltd., which he joined when Leaf Group acquired his data company, Hotkeys, in 2006. Prior to Hotkeys, Mr. Blend was vice president, corporate development for Jawbone from 2001 to 2003 and for Wedding Channel (acquired by The Knot) from 1999 to 2001. Mr. Blend currently serves on the board of directors of Wellful and the Stephenson Global Pancreatic Cancer Research Institute and has previously served on the board of directors of leading digital marketing and technology companies, including Dynata, Data Axle, among others. Mr. Blend was also the chairman of the board of Stuff Media from 2016 until it was acquired by iHeart Media in 2018. Mr. Blend was the EY National Entrepreneur of the Year for Media, Entertainment & Communications in 2018, together with System1’s other co-founder, Charles Ursini. Mr. Blend received his JD from The University of Chicago, and holds a bachelor’s degree in mathematics from Duke University. We believe Mr. Blend is qualified to serve on the System1 Board of Directors because of his extensive business and leadership experience in the digital advertising and technology industries.
Charles Ursini has been a member of our Board of Directors since April 2024. Mr. Ursini was a Co-Founder of the Company’s predecessor business, and currently serves as the Company’s President & Chief Operating Officer. Previously, Mr. Ursini served as the Company’s first chief executive officer from its initial founding as OpenMail in 2014 until 2019, and also served as a Director of OpenMail/S1 Holdco (the Company’s predecessor entities) until January 2022, when the Company’s business combination with Trebia Acquisition Corp. was consummated. Prior to System1, Mr. Ursini served in various roles at Leaf Group Ltd. (formerly Demand Media, Inc.) where he oversaw several business units including B.I., Analytics, Monetization & Optimization, and Demand Studios, and most recently held the position of Executive Vice President, Platforms. Prior to Leaf Group/Demand Media, Mr. Ursini was an analyst at Amazon, and started his career as a bond trader at Morgan Stanley and UBS. Mr. Ursini was the EY National Entrepreneur of the Year for Media, Entertainment & Communications in 2018, together with System1’s other co-founder, Michael Blend. Mr. Ursini received a BBA in Finance & Accounting from Washington State University and his MBA from the University of Southern California. We believe Mr. Ursini is qualified to serve on the System1 Board because of his substantial operational and executive experience in the digital advertising and technology industries. Mr. Ursini was nominated for appointment to the Board as one of the Management Founders’ two permitted designees to serve on the Company’s Board pursuant to the Shareholders Agreement.

John Civantos has been a member of our Board of Directors since February 2022. Mr. Civantos has been a Managing Partner at Grove Point Capital since October 2025. Prior to Grove Point Capital, Mr. Civantos was a Senior Partner at Avance Investment Management from April 2022 to May 2025. From August 2020 to March 2022, Mr. Civantos served as Co-Head of Private Capital Group at MSD Partners, L.P. Prior to MSD Partners, Mr. Civantos served as a Managing Partner and was a member of the Investment Committee at Court Square Capital Partners, a U.S. middle market private equity firm, where he worked from April 2004 to March 2019. At Court Square Capital Partners, Mr. Civantos was primarily involved in the firm’s efforts investing in the Business Services and Technology sectors. Mr. Civantos received his BA from Duke University and his MBA from the Wharton School of the University of Pennsylvania. He also holds an M.A. in International Affairs from the Johns Hopkins School of Advanced International Studies. We believe Mr. Civantos is qualified to serve on the System1 Board of Directors because of his extensive financial and investing experience.
Tanmay Kumar has served as a member of our Board of Directors since August 2023. Mr. Kumar has over 12 years of investment and financial experience, and is currently an investment analyst and managing partner of East Prospect LP. Prior to East Prospect, Mr. Kumar was an investment professional and Partner at Bridgeport Partners and a Principal on the investment team at Motive Partners. Prior to Motive Partners, Mr. Kumar was an investment professional at Wafra, Inc., in the Alternative Investments Division. Prior to Wafra, Mr. Kumar was an investment professional at Phillips Academy Andover in the school’s Investment Office. Mr. Kumar serves as an advisor to Jiko Group, Inc., a technology company that owns and operates an OCC-chartered national bank and a registered broker-dealer. Mr. Kumar received a bachelor of arts in economics from New York University and is a CFA charterholder. We believe Mr. Kumar is qualified to serve on the System1 Board of Directors because of his extensive financial and investing experience.
Caroline Horn has served as a member of our Board of Directors since January 2022 in connection with the closing of the Business Combination. Ms. Horn has been a Partner of Andreessen Horowitz since April 2012 where she provides strategic advice to portfolio founders and CEOs on how to assess, hire, develop and retain the best executive talent. Additionally, Ms. Horn has served as an advisor at Strava since April 2014 where she provides strategic advice on hiring and people related issues. Previously, Ms. Horn served as an Executive Recruiting Manager and Executive Recruiter for Global Leadership for Google, Inc. (NYSE: GOOGL) from September 2004 to April 2012. Ms. Horn holds a bachelor’s degree in Anthropology from Dartmouth College. We believe Ms. Horn is qualified to serve on the System1 Board of Directors because of her leadership experience and expertise in company scaling and technology sectors.
Taryn Naidu has served as a member of our Board of Directors since August 2023. Mr. Naidu brings more than 20 years of entrepreneurial and executive experience across multiple technology-based industries serving as both CEO and COO. Mr. Naidu currently serves as a Partner & Executive Officer at Arrington Capital, which he has served since 2023. Prior to Arrington Capital, Mr. Naidu served as the COO at Rigetti Computing from 2019 to 2022, where he was instrumental in the business operations as well as leading multiple financing rounds for the company, including its public offering through a deSPAC merger. Prior to Rigetti Computing, Mr. Naidu was the CEO and a member of the Board of Directors of Rightside Group Ltd. upon its business separation from Leaf Group Ltd. in 2014, where he led one of the leading domain services companies until its sale to Identity Digital in 2017. Mr. Naidu received a B.Sc. in computer science from the University of Regina. We believe Mr. Naidu is qualified to serve on the System1 Board of Directors because of his substantial leadership experience and media expertise.
Moujan Kazerani has been a member of our Board of Directors since January 2022. She has been a Founding Partner of Stibel Investments since co-founding it in December 2010, and Bryant Stibel since co-founding it in November 2013. Previously, Ms. Kazerani served as General Counsel, Chief Compliance Officer & Head of HR and Culture at Dun & Bradstreet Credibility Corporation and later as Leader of Global Corporate Strategy for D&B from September 2010 to July 2017. Prior to D&B, Ms. Kazerani served as General Counsel & Secretary at Zag.com which launched and merged with TrueCar, Inc. from November 2006 to September 2010, and advised on the company’s compensation and audit committees of the board. Ms. Kazerani started her career as a corporate associate at Gibson, Dunn & Crutcher LLP. Ms. Kazerani currently serves on the board of directors of Revenue.IO. She received her JD from The UCLA School of Law and holds a bachelor’s degree in psychology from U.C. Berkeley.

We believe Ms. Kazerani is qualified to serve on the System1 Board because of her substantial operational and executive experience.

CORPORATE GOVERNANCE
We are committed to continually enhancing our strong corporate governance practices, which we believe helps us sustain our success and build long-term value for our stockholders. Our Board of Directors sets high standards for our employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board to serve as a prudent fiduciary for shareholders and to oversee the management of the Company’s business. Our governance structure enables independent, experienced and accomplished directors to provide advice, insight, guidance and oversight to advance the interests of the Company and our stockholders.
Director Independence
The NYSE listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board has considered information provided by the directors and management with regard to the business and personal activities, relationships and related party transactions of each director. Our Board has determined that Mmes. Horn and Kazerani and Messrs. Civantos, Kumar and Naidu are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Background and experience of directors
Our nominating and corporate governance committee is responsible for reviewing with our Board, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:
•personal and professional integrity;
•ethics and values;
•experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•experience in the industries in which we compete;
•leadership skills;
•experience as a board member or executive officer of another publicly held company;
•conflicts of interest; and
•practical and mature business judgment.

Role of the Board in risk oversight
Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks, and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our human capital and executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters, financial reporting, and cybersecurity. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of our board of directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed about such risks through discussions from committee members. We believe that our board’s leadership structure supports effective risk management because it allows independent directors at the board level and on our committees to exercise oversight over management.
Board Leadership Structure
The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors. The Board of Directors has determined that having the Company’s current Chief Executive Officer serve as Chairman is the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry and serves to foster greater communication between the Company’s management and the Board of Directors.
The Company does not have a lead independent director. Instead, all of the independent directors play an active role on the Board of Directors. The independent directors make up a majority of the Board of Directors, and a majority of the independent directors are or have been leaders in industry with a history of exercising critical thought and sound judgment. At executive sessions of the independent directors no presiding director is appointed and each of the independent directors is given the opportunity to raise issues, make comments or express views.
Attendance at Meetings
During the year ended December 31, 2025, our Board of Directors met four (4) times, and acted by unanimous written consent seven (7) times. Each member of the Board of Directors attended at least 75 percent of the meetings of our Board of Directors and the meetings of any of our board committees on which each member of the Board of Directors served that were held during the term of each such director. Our Board of Directors and each of the board committees also acted by way of various unanimous written consents during the year ended December 31, 2025. In addition, the compensation committee, the audit committee and the Board of Directors met, at times, without management present in executive session.
Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting of Stockholders, we encourage our directors to attend (whether in person or by teleconference). One (1) member of our Board (our Chairman) attended our 2025 annual meeting of stockholders.
Board Committees
Our Board of Directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Our Board of Directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.
The current composition of each board committee is set forth below:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael Blend *
Charles Ursini
Tanmay Kumar	C
Moujan Kazerani	✓	C
Catherine Horn			C
John Civantos			✓
Taryn Naidu	✓	✓
_______________
✓    Member

C    Chairperson
*    Chairman of the Board
Audit committee
Our audit committee consists of Tanmay Kumar, Moujan Kazerani and Taryn Naidu, with Mr. Kumar serving as chair. Rule 10A-3 of the Exchange Act and the NYSE rules require that our Audit Committee be composed entirely of independent members. Our Board of Directors has affirmatively determined that Messrs. Kumar and Naidu, and Mrs. Kazerani each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and the NYSE rules. Each member of our Audit Committee also meets the financial literacy requirements of NYSE listing standards. In addition, our Board of Directors has determined that Mr. Kumar qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Further, Mr. Kumar has attended our audit committee meetings and served as an advisor since the inception of his Board tenure in 2023. Our audit committee held four (4) meetings in 2025 and acted by unanimous written consent two (2) times.
Our audit committee is responsible for, among other things:
•selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•assisting the board of directors in evaluating the qualifications, performance, and independence of our independent auditors;
•assisting the board of directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;
•assisting the board of directors in monitoring our compliance with legal and regulatory requirements;
•assisting the board of directors in monitoring the performance of our internal audit function;
•reviewing with management and our independent auditors our annual and quarterly financial statements;
•establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
•preparing the audit committee report found after the proposals presented in this Proxy Statement that the rules and regulations of the SEC require to be included in our annual proxy statement.

Our audit committee also reviews the related party transaction policy described under “Certain Relationships and Related Party Transactions.” Our audit committee operates under a written charter which is available on our website at https://ir.system1.com/governance/governance-documents/default.aspx.

Compensation committee
Our compensation committee consists of Moujan Kazerani and Taryn Naidu, with Ms. Kazerani serving as chair. Our board of directors has determined that each of the compensation committee members is a non-employee member of our board of directors as defined in Rule 16b-3 under the Exchange Act. The composition of our compensation committee meets the requirements for independence under the current NYSE rules and current SEC rules and regulations. Decisions regarding the compensation of our executive officers have historically been made by the compensation committee. Our compensation committee held four (4) meetings in 2025 and acted by unanimous written consent three (3) times.
The compensation committee is responsible for, among other things:
•reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating our chief executive officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the board of directors), determining and approving our chief executive officer’s compensation level based on such evaluation;
•reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our other executive officers, including annual base salary, bonus and equity-based incentives, and other benefits;
•reviewing and recommending the compensation of our directors;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure when required by SEC rules;
•preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and
•reviewing and making recommendations with respect to our equity compensation plans.
Our compensation committee operates under a written charter which is available on our website at https://ir.system1.com/governance/governance-documents/default.aspx.
Nominating and corporate governance committee
Our nominating and corporate governance committee consists of Caroline Horn and John Civantos, with Ms. Horn serving as chair. The composition of our nominating and governance committee meets the requirements for independence under the current NYSE rules and current SEC rules and regulations. Our nominating and corporate governance committee held four (4) meetings in 2025 and acted by unanimous written consent one (1) time.
The nominating and corporate governance committee is responsible for, among other things:
•assisting our board of directors in identifying prospective director nominees and recommending nominees to the board of directors;
•overseeing the evaluation of the board of directors and management;
•overseeing the Company’s policies and procedures with respect to information security risk matters;
•reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines; and
•recommending members for each committee of our board of directors.
Our nominating and corporate governance committee operates under a written charter which is available on our website at https://ir.system1.com/governance/governance-documents/default.aspx.
Compensation committee interlocks and insider participation
None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.
The Company’s Director Nomination Process
As indicated above, our nominating and corporate governance committee oversees the director nomination process. This committee is responsible for assisting the Board of Directors in establishing minimum qualifications for director nominees, including qualities and skills that members of our Board of Directors are expected to possess. Under our nominating and corporate governance committee charter, these criteria include the following:
•personal and professional integrity;
•ethics and values;
•experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•experience in the industries in which we compete;

•leadership skills;
•experience as a board member or executive officer of another publicly held company;
•conflicts of interest; and
•practical and mature business judgment.
Our nominating and corporate governance committee identifies and evaluates individuals qualified to become members of our Board of Directors. Our nominating and corporate governance committee then recommends that our Board of Directors select the director nominees for the election at the next annual meeting of stockholders, or to fill vacancies on our Board of Directors occurring between annual meetings of the stockholders.
We believe it is important to have an appropriate mix of diversity for the optimal functionality of the Board of Directors. Our nominating and corporate governance committee charter requires that the committee consider each candidate’s qualities and skills and our nominating and corporate governance committee considers each candidate’s background, diversity, ability, judgment, skills and experience in the context of the needs and current make-up of the Board of Directors when evaluating director nominees. The Board of Directors believes it is important for each member of the Board of Directors to possess skills and knowledge in the areas of leadership of large, complex organizations; finance; strategic planning; laws and regulations; government relations; and relevant industries, especially the e-commerce space. These considerations help ensure that the Board of Directors as a whole has the appropriate mix of diversity, characteristics, skills and experiences for the optimal functioning of the Board of Directors in its oversight of our Company. As part of its periodic self-assessment process, the nominating and corporate governance committee reviews and evaluates its performance, including overall composition of the Board of Directors and the criteria that it uses for selecting nominees in light of the specific skills and characteristics necessary for the optimal functioning of the Board of Directors in its oversight of our Company. The nominating and corporate governance committee considers all of the criteria described above, including the candidate’s diversity, in identifying and selecting nominees and in the future may establish additional minimum criteria for nominees.
The nominating and corporate governance committee will consider nominees for the Board of Directors who are recommended by other interested parties, including our stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the Company’s next proxy statement. If an interested party, including eligible stockholder wishes to recommend a nominee, he or she should submit such recommendation in writing to the Chair, nominating and corporate governance committee, c/o Corporate Secretary of the Company, System1, Inc. 4235 Redwood Avenue, Los Angeles, California 90066, by the deadline for stockholder proposals set forth in the Company’s last proxy statement, specifying the information required by the nominating and corporate governance committee charter. All such recommendations will be brought to the attention of the nominating and corporate governance committee, and the nominating and corporate governance committee shall evaluate such director nominees in accordance with the same criteria applicable to the evaluation of all director nominees.
General Nomination Right of All Stockholders. Any stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Second Amended and Restated Bylaws (our “Bylaws”). In order for a stockholder’s director nomination to be timely, the stockholder must deliver written notice to our secretary not later than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for on a date that is not within thirty days before or sixty days after such anniversary date, notice by the stockholder must be so received not more than the hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. Such notification must contain the written consent of each proposed nominee to serve as a director if so elected and all other information required in Section 2.5 of our Bylaws.
Director Compensation
The information contained in “Executive and Director Compensation—Director Compensation” is incorporated herein by reference.

Stockholder Engagement
Management and directors engage with interested parties generally, including our stockholders throughout the year in a variety of forums. Our interactions cover a broad range of governance and business topics, including proxy access, board elections, compensation practices, peer group composition and business strategy. Our engagement activities and meaningful exchanges to which we have been exposed provide us with a valuable understanding of our shareholders’ perspectives and an opportunity to share views with them. We look forward to maintaining an open line of dialogue with all interested parties, including our stockholders.
We encourage you to visit the Governance area of the “Investors” section of our website (https://ir.system1.com/governance/governance-documents/default.aspx) where you will find detailed information about our corporate governance practices and policies, including our nominating and corporate governance committee charter.
Communications with Directors
Interested parties, including our stockholders who would like to send communications to our Board of Directors, any board committee or to any individual director may do so by submitting such communications to Corporate Secretary, c/o System1, Inc., 4235 Redwood Avenue, Los Angeles, California 90066. We suggest, but do not require, that such submissions include the name and contact information of the interested party, including identifying whether such interested party is a current stockholder, when making the submission and a description of the matter that is the subject of the communication. The Corporate Secretary will then distribute such information to our Board of Directors for review. Communications received by the Company may be reviewed by the Corporate Secretary to ensure appropriate and careful review of the matter.
Code of Ethics and Conduct
We have adopted a code of ethics and business conduct that applies to all employees, including employees of our subsidiaries, as well as each member of our Board of Directors. The code of ethics and business conduct is available at our website at https://ir.system1.com/governance/governance-documents/default.aspx.
We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website, at the address specified above.
Insider Trading Policy
We have adopted an Insider Trading Policy which governs the purchase, sale and/or other disposition of our securities by our trustees, officers, employees and the Company itself that is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. A copy of this policy has been filed as Exhibit 19.1 to our Annual Report.

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

✓    OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AND TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. As a matter of good corporate governance, we are asking the stockholders to ratify the selection of Deloitte and Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The affirmative vote of a majority of our Common Stock having voting power present in person or represented by proxy and entitled to vote will be required to ratify the selection of Deloitte.

Stockholders are not required to ratify the appointment of Deloitte as our independent registered public accounting firm. If stockholders fail to ratify the appointment, the audit committee will consider whether or not to retain Deloitte. Even if the appointment is ratified, the audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of Deloitte expect to be present virtually at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. We do not expect representatives of PwC, our former independent registered public accounting firm, to be present at the Annual Meeting and, therefore, they will not make a statement or address questions.

Pre-Approval of Services by Independent Registered Accounting Firm

The audit committee pre-approves all audit, audit-related, tax, and other services performed by our independent auditors. The audit committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service had previously been pre-approved, the audit committee must approve that specific service before the independent auditors may perform it. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the audit committee. The audit committee has delegated to the chair of the committee pre-approval authority with respect to permitted services, provided that the chair must report any pre-approval decisions to the committee at its next scheduled meeting. All fees described below were pre-approved by the audit committee.

Principal Accountant Fees and Services

Our audit committee has selected Deloitte to serve as our independent registered public accounting firm to audit the consolidated financial statements of System1, Inc. for the fiscal year ending December 31, 2026. Deloitte has served as our auditor since 2024. A representative of Deloitte is expected to be present virtually at the annual meeting to respond to appropriate questions and make a statement if he or she so desires.

The following table sets forth the aggregate fees billed to the Company by the current independent registered public accounting firm, Deloitte, for the fiscal years ended December 31, 2025 and December 31, 2024, respectively:

Fee Category	2025	2024
Audit Fees(1)	$1,711,003	$1,304,460
Tax Fees(2)	21,151	1,057,454
All Other Fees(3)	1,895	—
Total	$1,734,049	$2,361,914

(1)    Audit Fees consisted of professional services rendered for the audit of our annual consolidated financial statements; the review of our quarterly condensed consolidated financial statements; comfort letters, consents, and assistance with and review of other documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States). For the 2024 fiscal year fees, any fees related to our previous auditor were not included.
(2)    Tax fees consisted of fees for tax compliance, advice, and planning services and consisted primarily of restructuring advice, review of transfer pricing, and international tax advice related to equity compensation.
(3)    All Other Fees are related to license fees for accounting research software.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF DELOITTE AND TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026

AUDIT COMMITTEE REPORT
Our audit committee currently consists of three directors. Messrs. Kumar and Naidu and Mrs. Kazerani are each, in the judgment of the board of directors, an independent director. The audit committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of the charter is available on the investor relations section of our website.
The audit committee oversees our financial reporting process on behalf of the Board of Directors. The audit committee is responsible for retaining our independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The audit committee’s specific responsibilities are set forth in its charter. The audit committee reviews its charter at least annually.
Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to ensure compliance with applicable laws and regulations. Our independent registered public accounting firm, Deloitte and Touche LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.
The audit committee has reviewed and discussed with management the company’s audited financial statements. The audit committee has also discussed with Deloitte and Touche LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the applicable requirements of the Public Company Accounting Oversight Board (PCAOB). In addition, the audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of the company’s internal controls and the overall quality of our financial reporting.
The audit committee has received the written disclosures and the letters from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.
Based on the review and discussions referred to above, the audit committee recommended to our Board of Directors that the Company’s audited financial statements be included in our Annual Report.
AUDIT COMMITTEE
Tanmay Kumar (Chair)
Moujan Kazerani
Taryn Naidu
Members of the Audit Committee
This report of the audit committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933 or Securities Exchange Act of 1934, unless specifically provided otherwise in such filing.

EXECUTIVE OFFICERS
Below is biographical information for each of our current executive officers, other than Michael Blend and Charles Ursini (whose biographical information is shown under “Proposal 2: Election of Three Class I Directors—Information About Our Board of Directors” on page 12) as of June , 2026. Each executive officer serves at the discretion of the Board of Directors and the Chief Executive Officer.

Name	Age	Position
Michael Blend	58	Chief Executive Officer and Chairman
Charles Ursini	50	Director, President & Chief Operating Officer
Brian Coppola	53	Chief Ad Operations Officer
Tridivesh Kidambi	44	Chief Financial Officer
Elizabeth Sestanovich	62	Chief People Officer
Daniel Weinrot	52	General Counsel and Corporate Secretary

Brian Coppola has been System1’s chief ad operations officer since April 2025, and previously served as System1’s chief product officer from June 2019 to April 2025, and as vice president and then executive vice president of product from October 2015 to June 2019. Prior to System1, Mr. Coppola was the senior vice president of product at Amobee from 2013 to 2015, which he joined via SingTel’s acquisition of Adconion Direct in 2014. Mr. Coppola holds a bachelor’s degree in finance from Loyola Marymount University.

Tridivesh Kidambi has been System1’s chief financial officer since 2016. Prior to System1, Mr. Kidambi was the executive vice president, finance & analytics of TV Time from October 2015 to 2016, chief financial officer of EZ Texting from 2014 to 2015, and vice president, finance at Leaf Group Ltd. from 2007 to 2014. Mr. Kidambi received his MBA from Claremont Graduate University’s Drucker School of Management, and holds a bachelor’s degree in economics and mathematics from Claremont McKenna College.

Elizabeth Sestanovich has been System1’s chief people officer since June 2021, and previously served as System1’s chief operations officer beginning in August 2016. Prior to System1, Ms. Sestanovich was the founding partner and principal of Summit Advisors, a management consulting and advisory firm, from 2014 to 2016, and the chief executive officer and group publisher of the LA Weekly & OC Weekly from 2002 to 2013. Ms. Sestanovich also held senior management positions at Carsdirect.com and The Los Angeles Times from 1993 to 2002. Ms. Sestanovich received her Master’s in psychology and organizational behavior from Pepperdine University, and holds a bachelor’s degree in psychology with a minor in economics from UCLA.

Daniel Weinrot has been System1’s general counsel since January 2018. Prior to System1, Mr. Weinrot was general counsel and deputy general counsel at Leaf Group Ltd., a diversified digital media and marketplaces company, from 2010 to 2018, and deputy general counsel at Las Vegas Sands Corp, a leading international developer of integrated casino resorts, from 2006 to 2010. Mr. Weinrot started his career as a corporate associate at Latham & Watkins LLP in Los Angeles in 2000. Mr. Weinrot received his J.D. from The UCLA School of Law, and holds a bachelor’s degree in political economy from U.C. Berkeley.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “2025 Summary Compensation Table” below. In 2025, our “named executive officers” and their positions were as follows:

•Michael Blend, Chief Executive Officer
•Charles Ursini, Chief Operating Officer
•Tridivesh Kidambi, Chief Financial Officer
•Marc Mezzacca, President, CouponFollow
Mr. Blend did not receive any cash compensation from us during 2025 or 2024.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

2025 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2025 and 2024:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael Blend	2025	—	—	601,490	—	34,843	636,333
Chief Executive Officer	2024	—	—	2,355,541	—	32,812	2,388,353
Charles Ursini	2025	450,000	—	2,994,365	—	29,974	3,474,339
Chief Operating Officer	2024	—	—	2,355,541	—	21,678	2,377,219
Tridivesh Kidambi	2025	450,000	142,135	612,967	211,800	34,057	1,450,959
Chief Financial Officer	2024	450,000	303,508	800,551	150,000	31,794	1,735,853
Marc Mezzacca	2025	300,000	—	90,050	9,123,003	36,001	9,549,054
President, CouponFollow	2024	35,568	—	2,448,709	41,512	34,019	2,559,808
_______________

(1)For fiscal year 2025, amounts reflect (i) for Mr. Kidambi, three spot bonuses totaling $142,135 paid in recognition of his performance throughout the year.
(2)For fiscal year 2025, amounts reflect (i) for Mr. Blend, the incremental fair market value of the modified stock appreciation rights granted in 2024 and modified in 2025 (ii) for Mr. Ursini, the incremental fair market value of the modified stock appreciation rights granted in 2024 modified in 2025 and the grant-date fair market value of restricted stock units granted in 2025 (iii) for Mr. Kidambi, the incremental fair market value of the modified stock appreciation rights granted in 2024 and modified in 2025 and the grant-date fair market value of restricted stock units and stock appreciation rights granted in 2025, and (iv) for Mr. Mezzacca, the grant-date fair market value of stock appreciation rights granted in 2025. For additional information on the amounts described in this subscript 2, see “Stock Awards” below.
(3)For fiscal year 2025, amounts reflect (i) for Mr. Kidambi, an annual bonus of $211,800 based on our 2024 operating and financial performance, including our annual adjusted EBITDA performance, as well as individual performance and (ii) for Mr. Mezzacca, the cash settlement of fixed and performance-based earnouts in connection with the Company’s acquisition of CouponFollow in 2022. For additional information on the amounts described in this subscript 3, see “2025 Cash Incentive Compensation” below.
(4)For fiscal year 2025, all other compensation consisted of (i) for Messrs. Blend and Ursini, Company payment of their health and welfare benefit plan premiums and (ii) for Mr. Kidambi, an employer-match contribution to our 401(k) plan in the amount of $21,000; a fitness stipend in the amount of $180; and Company payment of his health and welfare benefit plan premiums in the amount of $12,877 and (iii) for Mr. Mezzacca, Company payment of his health and welfare benefit plan premiums in the amount of $34,843; and a technology stipend of $1,158.

2025 Salaries

Each of our named executive officers (other than Mr. Blend) receive a base salary to compensate for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting and accounting for the executive’s skill set, experience, role and responsibilities. The aggregate base salary amounts earned by our named executive officers for 2025 are set forth above in the Summary Compensation Table in the column entitled “Salary”. Effective April 8, 2025, Mr. Ursini's base salary was $450,000. Mr Kidambi's base salary during fiscal year 2025 was $450,000. Effective May 1, 2025, Mr. Mezzacca’s base salary was increased to $300,000.

2025 Cash Incentive Compensation

2025 Annual Cash Incentive Compensation

Mr. Kidambi is eligible to earn an annual cash incentive under our annual incentive program targeted at $300,000 based on our operating and financial performance, including our annual adjusted EBITDA performance, as well as individual performance. Messrs. Blend, Ursini and Mezzacca do not currently (and did not in 2025) participate in our annual cash incentive program. Based on the Company’s and Mr. Kidambi’s performance against these metrics during fiscal year 2025, Mr. Kidambi received an annual bonus of $202,800 for fiscal year 2025 under our annual incentive program, which amount was paid to Mr. Kidambi in the first quarter of 2026.

One-Time Bonuses

During fiscal year 2025, Mr. Kidambi received a discretionary cash bonus in the amount of $142,135, which was paid in three equal installments over the course of the year in order to reward Mr. Kidambi’s extraordinary efforts during 2025 and provide additional incentive in light of the decline in value of certain other non-cash incentives previously awarded to Mr. Kidambi.

Transaction Bonus

On February 28, 2025, Mr. Mezzacca received a cash award of $2,901,681 as payment in respect of a portion of the fixed earnout and $6,219,072 as payment in respect of a portion of the performance-based earnout due in connection with the Company’s acquisition of CouponFollow in March 2022, which award was issued pursuant to the System1, Inc. Earn-out Inducement Equity Incentive Plan approved in connection with the CouponFollow acquisition. Mr Mezzacca received a cash award of $8,806,304 as payment in respect of the final portion of the performance-based earnout in the first quarter of 2026. See Note 6 – Accrued Expenses and Other Current Liabilities to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 11, 2026 for more information on the earnouts.

Stock Awards

On June 10, 2025, the stock appreciation rights granted to Messrs. Blend, Ursini, and Kidambi in 2024 were amended and repriced after stockholder approval. See Note 13 – Stock-Based Compensation to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 11, 2026 for more information on the modification.

On July 29, 2025, Messrs. Kidambi and Mezzacca were granted 20,000 stock appreciation right awards. The awards will vest based on our achievement of Adjusted EBITDA performance targets defined in the 2024 stock appreciation rights plan and amendments, and is subject to the applicable executive’s continued service through the applicable vesting date.

Additionally, on July 29, 2025, Messrs. Ursini and Kidambi were granted 337,500 and 50,000 restricted stock unit awards, respectively. The awards will vest based on our achievement of Adjusted EBITDA performance targets defined in the 2024 stock appreciation rights plan and amendments, and is subject to the applicable executive’s continued service through the applicable vesting date.

Other Elements of Compensation
Retirement Plans
We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. We expect that our named executive officers will continue to be eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan, and making fully vested matching contributions without any minimum prior service period, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, which also cover their respective eligible dependents, including:
•medical, dental and vision benefits;
•medical and dependent care flexible spending accounts;
•short-term and long-term disability insurance; and
•life insurance.
We believe the benefits and perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
No Tax Gross-Ups
We do not make gross-up or similar payments to cover any of our named executive officers’ personal income taxes that may pertain to compensation or perquisites paid or provided by our company, including with respect to any taxes that may arise under or by operation of Internal Revenue Code Sections 280G or 409A.
Outstanding Equity Awards At Fiscal Year End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards held by Messrs. Blend, Ursini, Kidambi, and Mezzacca as of December 31, 2025:

		Stock Awards
Name and Grant Date	Type of Award	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (2)
Michael Blend
7/1/2024	SARs-Tranche II			62,500	$158,750
7/1/2024	SARs-Tranche III			62,500	191,875
7/1/2024	SARs-Tranche IV			62,500	200,000
Total				187,500	$550,625
Charles Ursini
7/1/2024	SARs-Tranche II			62,500	$158,750
7/1/2024	SARs-Tranche III			62,500	191,875
7/1/2024	SARs-Tranche IV			62,500	200,000
7/29/2025	RSU (3)	337,500	$1,323,000
Total		337,500	$1,323,000	187,500	$550,625
Tridivesh Kidambi
5/10/2022	RSU (4)	625	$2,450
7/18/2024	RSU (3)	4,189	16,421
7/1/2024	SARs-Tranche II			17,500	$44,450
7/1/2024	SARs-Tranche III			17,500	53,725
7/1/2024	SARs-Tranche IV			17,500	56,000
7/29/2025	SARs-Tranche II			5,000	19,550
7/29/2025	SARs-Tranche III			5,000	25,400
7/29/2025	SARs-Tranche IV			5,000	26,200
7/29/2025	RSU (3)	50,000	196,000
Total		54,814	$214,871	67,500	$225,325
Marc Mezzacca
7/29/2025	SARs-Tranche II			5,000	$19,550
7/29/2025	SARs-Tranche III			5,000	25,400
7/29/2025	SARs-Tranche IV			5,000	26,200
Total				15,000	$71,150
_______________
(1)Amounts shown were determined by multiplying the number of shares or units shown in the table by the closing price of our common stock on December 31, 2025 (the last trading day of our last completed fiscal year) of $3.92 per share.
(2)Amounts shown for the 7/1/2024 SARs Grant were determined by multiplying the number of awards shown in the table by the modified fair market value of the SARs on June 10, 2025 (the date of the modification) of $2.54 for Tranche II, $3.07 for Tranche III, and $3.20 for Tranche IV. Amounts shown for the 7/29/2025 SARs Grant were determined by multiplying the number of awards shown in the table by the grant-date fair market value of the SARs on July 29, 2025 of $3.91 for Tranche II, $5.08 for Tranche III, and $5.24 for Tranche IV.
(3)Represents restricted stock units that are scheduled to vest (or did vest, as applicable) as to (i) thirty-three percent (33%) on the first anniversary of the vesting commencement date and (ii) one-eight (1/8th) of the remaining RSUs vest on each quarterly anniversary of the vesting commencement date thereafter, in each case, subject to the executive’s continued service through the applicable vesting date.

(4)Represents restricted stock units that are scheduled to vest (or did vest, as applicable) as to (i) five percent (5%) on the first anniversary of the vesting commencement date, (ii) eleven and one-quarter percent (11.25%) on the next four (4) quarterly anniversaries of the vesting commencement date, and (iii) six and one-quarter percent (6.25%) on the next eight (8) quarterly anniversaries of the vesting commencement date thereafter, in each case, subject to the executive’s continued service through the applicable vesting date.
Executive Compensation Arrangements
During 2025, we were parties to employment agreements with Messrs. Kidambi and Mezzacca, the terms of which are summarized below. Messrs. Blend and Ursini were not party to an employment agreement with us during 2025.
Charles Ursini Compensation Arrangement

We are (and were during 2025) party to a compensation arrangement with Mr. Ursini, pursuant to which Mr. Ursini serves as our Chief Operating Officer. Mr. Ursini's compensation arrangement sets forth the initial terms and conditions of his employment, including his base salary.

Tridivesh Kidambi Employment Agreement

We are (and were during 2025) party to an employment agreement with Mr. Kidambi, pursuant to which Mr. Kidambi serves as our Chief Financial Officer. Mr. Kidambi’s employment agreement sets forth the initial terms and conditions of his employment, including his initial base salary and signing bonus. Under his employment agreement, if Mr. Kidambi’s employment with us is terminated without “cause” (as defined therein) or by Mr. Kidambi for “good reason” (as defined therein), he will be eligible for the following severance benefits: (i) continued payment of his then-current base salary for 3 months and (ii) company-subsidized COBRA premiums for up to 6 months.

Marc Mezzacca Employment Agreement

We are (and were during 2025) party to an employment agreement with Mr. Mezzacca, pursuant to which Mr. Mezzacca serves as our President, CouponFollow. Mr. Mezzacca’s employment agreement sets forth the initial terms and conditions of his employment, including his initial base salary. Under his employment agreement, if Mr. Mezzacca’s employment with us is terminated without “cause” (as defined therein) or by Mr. Mezzacca for “good reason” (as defined therein), he will be eligible for the following severance benefits: (i) a severance payment of $125,000 payable over 6 months, and (ii) company-subsidized COBRA premiums for up to 6 months. Mr. Mezzacca’s employment plan also references the earnout in connection with the Company’s acquisition of CouponFollow. On September 6, 2023, in connection with the modification of a holdback payment due to the sellers of CouponFollow, the Company modified Mr. Mezzacca’s employment plan with respect to certain conditions to the earnout. Please see Note 6 – Accrued Expenses and Other Current Liabilities to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 11, 2026 for more information on the earnout.

Pay versus performance

We are a “smaller reporting company” and have elected to provide in this Proxy Statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies. Under the scaled disclosure obligations, we are not required to provide, among other things, a Compensation Discussion and Analysis, a compensation committee report and certain other tabular and narrative disclosure related to executive compensation, tabular list of financial performance measures, and the table below (i) only includes the requisite information for two years, and (ii) does not include information with respect to peer total stockholder return (“TSR”).

We refer to all the named executive officers covered in the PVP Table below, collectively, as the “PVP NEOs.” The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years. In reviewing this information, we believe you should consider:

•The information in columns (b) and (d) of the PVP Table comes directly from this year’s Summary Compensation Table, without adjustment, calculated in the manner as required under SEC rules for such table;

•As required by the SEC’s PVP rules, we describe the information in columns (c) and (e) of the PVP Table as “compensation actually paid” (or “CAP”) to the applicable PVP NEOs. However, we believe these CAP amounts do not entirely reflect the final compensation that our NEOs actually earned for their service in the Covered Years, respectively. Instead, in accordance with the SEC’s PVP rules the amounts represent a combination of realized pay (primarily for cash amounts and equity that vested in the applicable Covered Year) and realizable or accrued pay as of the last day of the applicable Covered Year (primarily for equity awards that are unvested or vested but unexercised). As a result, we urge investors to use caution when evaluating CAP amounts, as they are calculated in a manner different than any information that we may have presented before; and

•As required by the SEC’s PVP rules, we provide information in the PVP Table below about generally accepted accounting principles (“GAAP”) net income results prepared in accordance with (the “External Measures”) during the Covered Years.

Year	Summary compensation table total for Principal Executive Officer (“PEO”) (1)	Compensation actually paid to PEO (1) (2)	Average summary compensation table total for Non-PEO NEO's (1)	Average compensation actually paid to Non-PEO NEO's (1) (2)	Value of initial fixed $100 investment	Net Loss (4)
2025	636,333	(301,310)	4,824,784	4,219,242	$17.57	$(81,193,000)
2024	2,388,353	375,743	2,224,293	88,798	$40.26	$(97,298,000)

(1) The PEO and the non-PEO NEOs for each year are as follows:
•Michael Blend (PEO)
•Charles Ursini (Non-PEO)
•Tridivesh Kidambi (Non-PEO)
•Marc Mezzacca (Non-PEO)

(2) The dollar amounts reported in the “Compensation Actually Paid to PEO” column represent the amount of “compensation actually paid” to the PEO, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid to the PEO:

Year	Summary compensation table total for PEO	Less: Summary compensation table reported value of equity awards (a)	Plus: Equity award adjustments (b)	Equals: Compensation actually paid to PEO
2025	636,333	601,490	(336,153)	(301,310)
2024	2,388,353	2,355,541	342,931	375,743

(a) Represents the aggregate grant-date fair value of equity awards as reported in the “Option Awards” columns in the “Summary Compensation Table” for the applicable year.

(b) The equity award adjustments for each applicable year were as set forth in the table below. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year end fair value of outstanding and unvested equity awards granted in the covered year	Year over year change in fair value of outstanding and unvested equity awards granted in prior years	Vesting date fair value of equity awards granted in the covered year that vested in the covered year	Change in fair value of equity awards granted in prior years that vested in the covered year (from prior year end to vesting date)	Fair value at the end of the prior year of equity awards that failed to vest in the covered year	Value of dividend equivalents accrued or other Earnings paid on stock awards not otherwise reflected in fair value	Total equity award adjustments
2025	—	(66,253)	—	(140,703)	129,197	—	(336,153)
2024	342,931	—	—	—	—	—	342,931

The dollar amounts reported in the “Average Compensation Actually Paid to Non-PEO NEOs” column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the PEO), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the NEOs (excluding the PEO) during the applicable year. In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding the PEO) or each year to determine the compensation actually paid:

Year	Average reported summary Compensation Table total for Non-PEO NEOs	Less: Summary compensation table average reported value of equity awards	Plus: Average equity award adjustments (c)	Equals: Average compensation actually paid to Non-PEO NEOs
2025	4,824,784	1,232,461	626,919	4,219,242
2024	2,224,293	1,868,267	(267,228)	88,798

(c) The amounts deducted or added in calculating the total average equity award adjustments are as follows (figures in columns other than “Total Average Equity Award Adjustments” are rounded to the nearest dollar):

Year	Average year end fair value of outstanding and unvested equity awards granted in the covered year	Average year over year change in fair value of outstanding and unvested equity awards granted in prior years	Vesting date fair value of equity awards granted in the covered year that vested in the covered year	Average change in fair value of equity awards granted in prior years that vested in the covered year (from prior year end to vesting date)	Average fair value at the end of the prior year of equity awards that failed to vest in the covered year	Value of dividend equivalents accrued or other Earnings paid on stock awards not otherwise reflected in fair value	Total average equity award adjustments
2025	917,369	(28,268)	6,292	(60,033)	208,441	—	626,919
2024	174,001	—	—	—	441,229	—	(267,228)

(3) In calculating the “compensation actually paid” amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant.
(4) Represents the amount of net loss reflected in the Company’s audited GAAP financial statements for each applicable fiscal year. The Company’s net comprehensive loss for the years ended December 31, 2025 and 2024 was approximately $80,841,000 and $97,798,000, respectively.

One objective of the “Pay Versus Performance Table” is to illustrate how performance-based features in our executive compensation program operate to index pay to performance. As further explained below, we believe that the table reflects an alignment of compensation actually paid with the decline in the Company’s performance.

Compensation Actually Paid versus Company Net Loss

As outlined in the table, decreases in the compensation values for our PEO and non-PEO NEOs occurred from 2024 through 2025, while the net losses decreased for same period. The decrease in compensation actually paid from 2024 to 2025 is primarily the result of the structuring of the compensation arrangements for the PEO and non-PEOs. During 2025, the value of stock awards decreased significantly. As such, there was a reduction in their compensation actually paid. We are primarily focused on shareholder value creation and, accordingly, we have not historically used net income (loss) as a performance measurement in our executive compensation. Therefore, while the Board of Directors monitors our net income (loss), we do not currently believe there is a meaningful relationship between our net loss and compensation actually paid to our NEOs during the periods presented.

2025 DIRECTOR COMPENSATION
The following individuals served as our non-employee directors in 2025: Ryan Caswell, John Civantos, Dexter Fowler, Caroline Horn, Moujan Kazerani, Tanmay Kumar, Frank Martire, Jennifer Prince and Taryn Naidu. Mr. Fowler and Ms. Prince voluntarily resigned from our Board of Directors effective April 2025 and Messrs. Caswell and Martire voluntarily resigned from our Board of Directors effective December 2025 and January 2026, respectively. We maintain a Non-Employee Director Compensation Program, which was amended and restated for the one-year period following the Company’s 2025 annual meeting of stockholders, the terms of which are further discussed below under “Director Compensation Program”.

Pursuant to the Amended and Restated Non-Employee Director Compensation Program, we paid cash retainers payable quarterly in arrears for service on the board and on the various committees of the board (described in further detail below), and we also awarded restricted stock units covering shares of our Class A Common Stock to our non-employee directors during fiscal year 2025 (i) upon their re-election to the Board (in the case of our Class III Directors, including Messrs. Caswell, Civantos and Kumar) at the Company’s annual meeting of shareholders held in June 2025 and (ii) in connection with their continued service on the Board (in the case of our non-employee Class I and Class II Directors, including Mses. Horn and Kazerani and Messrs. Naidu). Twenty-five percent of the restricted stock units subject to each such award vested commencing on September 15, 2025 and each quarterly anniversary thereafter through June 15, 2026, subject to the applicable non-employee director’s continued service through the applicable vesting date. On April 15, 2025, Mr. Dexter Fowler and Ms. Jennifer Prince voluntarily resigned from the Board and the Board sized was reduced from eleven directors to nine directors. On December 1, 2025, Mr. Ryan Caswell and on January 9, 2026, Mr. Frank Martire voluntarily resigned from the Board.
The table below summarizes the value of the compensation we paid to our non-employee directors during the year ended December 31, 2025, which was paid in the form of restricted stock units and cash awarded under the Company’s Non-Employee Director Compensation Program:

Name	Stock Awards (1)	Fees Earned or Paid In Cash (2)	Total
John Civantos	$93,300	$40,000	$133,300
Dexter Fowler (3)	93,300	30,000	123,300
Caroline Horn	93,300	45,000	138,300
Moujan Kazerani	93,300	70,000	163,300
Tanmay Kumar	93,300	80,000	173,300
Frank Martire (4)	93,300	30,000	123,300
Taryn Naidu	93,300	60,000	153,300
Jennifer Prince (3)	93,300	30,000	123,300
Ryan Caswell (3)	93,300	30,000	123,300
__________________

(1)Amounts reflect the full grant-date fair value of restricted stock units granted during 2025 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to our directors in Note 13 - Stock-Based Compensation to our annual consolidated financial statements.
(2)Amounts reflect the full cash compensation granted including committee fees, rather than the amounts paid to or realized by the named individual.
(3)Renounced their non-employee director positions in 2025.
(4)Renounced their non-employee director positions in 2026.
The aggregate unvested restricted stock units held as of December 31, 2025 by each non-employee director who was serving as of December 31, 2025 were as follows: John Civantos - 7,500; Caroline Horn - 7,500; Moujan Kazerani - 7,500; Tanmay Kumar - 7,500; Frank Martire - 7,500; and Taryn Naidu - 7,500.

Additionally, we reimbursed our non-employee directors for their reasonable expenses incurred in attending meetings of the Board and its committees, as well as for certain expenses incurred in connection with attending corporate governance programs.
Director Compensation Program
Commencing with the Company’s annual stockholders meeting in 2025, eligible directors are entitled to receive cash and equity compensation for their service on the Board under the Amended and Restated Non-Employee Director Compensation Program as follows:
1.Annual Equity Awards. The Company will grant an award of restricted stock units in an amount equal to $120,000 divided by the greater of (i) the closing price of the Company’s common stock on the Effective Date or the date of the Annual Meeting (as applicable) or (ii) $10.00 per share to each eligible director who is serving on the Board as of the date of the Company’s annual stockholders meeting or who is initially elected or appointed to serve on the Board at such annual meeting and, in either case, who will continue to serve on the Board immediately following such annual meeting.
2.Initial Equity Awards. For eligible directors initially elected or appointed to serve on the Board after the Company’s annual stockholders meeting (and other than on the date of an annual meeting), the Company will grant an award of restricted stock units in an amount equal to $150,000, multiplied by a fraction, (a) the numerator of which is the difference between 365 and the number of days from the immediately preceding annual stockholders meeting date through the appointment or election date and (b) the denominator of which is 365, divided by the greater of (i) the closing price of the Company’s common stock on the Effective Date or the date of the Annual Meeting (as applicable) or (ii) $10.00 per share.
3.Annual Cash Retainer. The Company will pay to each eligible director who is serving on the Board as of the date of the Company’s annual stockholders meeting or who is initially elected or appointed to serve on the Board at such annual meeting and, in either case, who will continue to serve on the Board immediately following such annual meeting shall be entitled to receive a cash retainer of $60,000 per annum payable quarterly in arrears.
4.Initial Cash Retainer. For eligible directors initially elected or appointed to serve on the Board after the Company’s annual stockholders meeting (and other than on the date of an annual meeting), the Company shall be entitled to receive a cash retainer of $60,000 multiplied by a fraction, (a) the numerator of which is the difference between 365 and the number of days from the immediately preceding annual stockholders meeting date through the appointment or election date and (b) the denominator of which is 365 per annum, payable quarterly in arrears over the remaining term until the next annual stockholders meeting.
5.Committee Cash Retainers. The Company shall pay to eligible directors serving on a committee of the Board additional cash retainers as follows (prorated for any partial year of service):
1.Audit Committee Cash Retainer. An eligible director who serves as Chairperson of the Audit Committee shall be entitled to receive a cash retainer of $50,000 for such service and an eligible director serving as a member of the Audit Committee (other than the Chairperson) shall be entitled to receive an additional cash retainer of $20,000 for such service.
2.Compensation Committee Cash Retainer. An eligible director who serves as Chairperson of the Compensation Committee shall be entitled to receive a cash retainer of $20,000 for such service and an eligible director serving as a member of the Compensation Committee (other than the Chairperson) shall be entitled to receive an additional cash retainer of $10,000 for such service.
3.Nominating and Corporate Governance Committee Cash Retainer. An eligible director who serves as Chairperson of the Nominating and Corporate Governance Committee shall be entitled to receive a cash retainer of $15,000 for such service and an eligible director serving as a member of the

Nominating and Corporate Governance Committee (other than the Chairperson) shall be entitled to receive an additional cash retainer of $10,000 for such service.
Each award vests as to twenty-five percent (25%) of the award on each of the first three (3) quarterly anniversaries of the applicable grant date, and as to the remaining twenty-five percent (25%) of the award on the earlier to occur of (x) the one-year anniversary of the applicable grant date and (y) the date of the next annual meeting of stockholders following the grant date, subject to the applicable eligible director’s continued service on the Board (or a committee of the Board, as applicable).
All awards of the Amended and Restated Non-Employee Director Compensation Program will be granted under, and shall be subject to the terms and provisions of the Award Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2025, with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing compensation plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by security holders	—	—	132,043
Equity compensation plans not approved by security holders	—	—	247,575
Totals	—	—	379,618
__________________
(1)Consists of shares available for future issuance under our 2022 Incentive Award Plan. The number of shares available for issuance under the 2022 Award Plan will be annually increased on January 1 of each calendar year (beginning in 2023 and ending in 2032) by an amount equal to the lesser of (i) 2.5% of the total number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by our Compensation Committee of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to us with respect to beneficial ownership of our common stock as of June 08, 2026 for (i) each member of our Board, (ii) each holder of 5.0% or greater of our common stock, (iii) our Named Executive Officers and executive officers, and (iv) all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares subject to options, restricted stock units or other equity awards that are exercisable or vest within 60 days following June 08, 2026 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that stockholder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of shares beneficially owned is based on 8,197,105 shares of Class A Common Stock and 1,780,386 shares of Class C Common Stock outstanding as of June 08, 2026. Except as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name of Beneficial Owner	Shares of Class A Common Stock†	Class A Common Stock Beneficial Ownership Percentage	Voting Power Percentage††
Directors and Executive Officers
Michael Blend (1)	3,500	*	*
Brian Coppola (2)	71,057	*	*
Tridivesh Kidambi (3)	225,212	2.7%	2.3%
Beth Sestanovich (4)	56,328	*	*
Daniel Weinrot (5)	43,474	*	*
Charles Ursini (6)	181,630	*	*
John Civantos (7)	95,733	*	*
Caroline Horn (8)	37,417	*	*
Moujan Kazerani (9)	47,609	*	*
Tanmay Kumar (10)	35,196	*	*
Taryn Naidu (11)	38,560	*	*
All Directors and Executive Officers (11 Individuals)	835,716	10.2%	8.4%

Greater than 5% Holders
The Blend Family Foundation (12)	579,644	7.0%	5.8%
Stanley Blend (13)	1,156,047	14.1%	11.6%
CEE Holdings Trust (14)	1,402,025	16.8%	13.9%
Kenloch Holdings (15)	2,344,482	28.6%	23.5%
__________________
*Represents beneficial ownership of less than 1%.
†Represents shares of Class A Common Stock that the stockholders shown (i) beneficially own as of June 08, 2026 or (ii) have the right to acquire within 60 days upon exercise or vesting of (a) warrants, stock options, RSUs and other equity awards held by the stockholder or (b) the stockholder’s redemption right of any Class B Units in System1 Holdings held by such stockholder as described in the immediately subsequent footnote below. The shares included in this column are deemed to be outstanding in calculating the percentage ownership of Class A Common Stock of such stockholder, but are not deemed to be outstanding as to any other stockholder.
††Includes shares that the stockholders shown have the right to acquire as of June 08, 2026 or within 60 days thereafter as described in immediately preceding footnote above. Assumes redemption of all Class B Units by all members of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company) for shares of Class A Common Stock, which would have resulted in an additional 1,780,386 shares of Class A Common Stock outstanding as of June 08, 2026. Holders of Class B Units of System1 Holdings are entitled to have their Class B Units of System1 Holdings exchanged or redeemed for Class A Common Stock on a one-for-one basis or, at the election of the Company, a cash payment in an amount per Class B Unit of System1 Holdings redeemed and calculated based on the volume weighted average market price of a share of Class A Common Stock at the time of redemption. The Class B Units of System1 Holdings do not have voting rights, but holders of Class B Units of System1 Holdings own a corresponding number of shares of Class C Common Stock of the Company, which have voting rights and vote together with the shares of Class A Common Stock.
(1)Consists of 3,500 Public Warrants exercisable for 3,500 shares of Class A Common Stock at an exercise price of $111.50 per share. Excludes: 554,507 shares of Class A Common Stock and 25,137 Class A Common Stock issuable upon the exchange or redemption of 25,137 Class B Units of System1 Holdings (and the corresponding shares of Class C Common Stock of the Company), in each case, directly held by The Blend Family Foundation. Excludes (i) 49,629 shares of Class A Common Stock held by OpenMail2. OpenMail2 is jointly controlled by Michael Blend, Charles Ursini and Tridivesh Kidambi as members of the board of managers thereof, and they may be deemed to jointly control the voting and dispositive power over the shares held by OpenMail2.
(2)Consists of (i) 23,638 shares of Class A Common Stock and 33,474 shares of Class A Common Stock issuable upon the exchange or redemption of 33,474 Class B Units of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company) held directly by Mr. Coppola and (ii) 13,945 shares of Class A Common Stock issuable within 60 days from unvested RSUs granted to the stockholder.
(3)Consists of (i) 129,719 shares of Class A Common Stock and 68,783 shares of Class A Common Stock issuable upon the exchange or redemption of 68,783 Class B Units of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case, held directly by Mr. Kidambi, (ii) 5,037 shares of Class A Common Stock held by Mr. Kidambi’s spouse (who is also an employee of the Company) and (iii) 17,338 shares of Class A Common Stock issuable within 60 days from unvested RSUs granted to the stockholder and (iv) 4,335 shares of Class A Common Stock issuable within 60 days to Mr. Kidambi’s spouse from unvested RSUs granted to Mr. Kidambi’s spouse . Excludes 49,629 shares of Class A Common Stock held by OpenMail2. OpenMail2 is jointly controlled by Michael Blend, Charles Ursini and Tridivesh Kidambi as members of the board of managers thereof, and they may be deemed to jointly control the voting and dispositive power over the shares held by OpenMail2.
(4)Consists of (i) 16,937 shares of Class A Common Stock and 25,521 shares of Class A Common Stock issuable upon the exchange or redemption of 25,521 Class B Units of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company) held by Ms. Sestanovich and (ii) 13,870 shares of Class A Common Stock issuable within 60 days from unvested RSUs granted to the stockholder.
(5)Consists of (i) 14,543 shares of Class A Common Stock and 10,936 shares of Class A Common Stock issuable upon the exchange or redemption of 10,936 Class B Units of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company) held by Mr. Weinrot and (ii) 17,995 shares of Class A Common Stock issuable within 60 days from unvested RSUs granted to the stockholder.
(6)Consists of (i) 40,779 shares of Class A Common Stock held directly by Mr. Ursini, (ii) 10,797 shares of Class A Common Stock and 29,476 shares of Class A Common Stock issuable upon exchange or redemption of 29,476 Class B Units of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case, held by FGL Labs, LLC, of which Mr. Ursini is the sole managing member and (iii) 111,375 shares of Class A Common Stock issuable within 60 days from unvested RSUs granted to the stockholder. Excludes (i) 49,629 shares of Class A Common Stock held by OpenMail2 and (ii) 8,677 shares of Class A Common Stock and 36,845 shares of Class A Common Stock issuable upon exchange or redemption of 36,845 Class B Units of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case, held by the Ursini Childrens Trust, a trust established for the benefit of Mr. Ursini’s children. OpenMail2 is jointly controlled by Michael Blend, Charles Ursini and Tridivesh Kidambi as members of the board of managers thereof, and they may be deemed to jointly control the voting and dispositive power over the shares held by OpenMail2.
(7)Consists of (i) 74,422 shares of Class A Common Stock held directly by Mr. Civantos, (ii) 3,750 shares of Class A Common Stock issuable within 60 days from unvested RSUs granted to the stockholder, (iii) 10,000 Public Warrants exercisable for 10,000 shares of Class A Common Stock at an exercise price of $111.50 per share held directly by Mr. Civantos and (iv) 7,561 shares of Class A Common Stock securities held by the John Civantos 2011 Family Trust, which shares held by such trust Mr. Civantos disclaims beneficial interest in such securities except to any pecuniary interest therein.
(8)Consists of (i) 33,667 shares of Class A Common Stock held directly by Ms. Horn and (ii) 3,750 shares of Class A Common Stock issuable within 60 days from unvested RSUs granted to the stockholder.
(9)Consists of (i) 36,539 shares of Class A Common Stock held directly Ms. Kazerani, (ii) 3,750 shares of Class A Common Stock issuable within 60 days from unvested RSUs granted to the stockholder, (iii) 2,050 shares of Class A Common Stock and 4,070 shares of Class A Common Stock issuable upon exercise of 4,070 Public Warrants, in each case, held directly by Mr. Kazerani, the spouse of Ms. Kazerani and (iv) 1,200 shares of Class A Common Stock held by Ms. Kazerani’s in-laws, over which shares Ms. Kazerani’s spouse has voting and dispositive power pursuant to a power of attorney granted to him.
(10)Consists of (i) 31,446 shares of Class A Common Stock held directly by Mr. Kumar and (ii) 3,750 shares of Class A Common Stock issuable within 60 days from unvested RSUs granted to the stockholder.

(11)Consists of (i) 34,810 shares of Class A Common Stock held directly by Mr. Naidu and (ii) 3,750 shares of Class A Common Stock issuable within 60 days from unvested RSUs granted to the stockholder.
(12)Consists of 554,507 shares of Class A Common Stock and 25,137 shares of Class A Common Stock issuable upon exchange or redemption of 25,137 Class B Units of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company) held by the Blend Family Foundation. The directors of The Blend Family Foundation are Michael Blend, Sandra Blend and Stanley Blend.
(13)Consists of (i) 250,000 shares of Class A Common Stock and 447,714 shares of Class A Common Stock issuable upon exchange or redemption of 447,714 Class B Units of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case, directly held by Lone Star Friends Trust, over which Mr. Blend is the trustee with sole voting and dispositive power, (ii) 151,761 shares of Class A Common Stock and 75,137 shares of Class A Common Stock issuable upon exchange or redemption of 75,137 Class B Units of System1 Holdings (and the corresponding shares of Class C Common Stock of the Company) directly held by the Dante Jacob Blend Trust, for which Mr. Blend is the trustee with sole voting and dispositive power, (iii) 151,762 shares of Class A Common Stock and 75,137 shares of Class A Common Stock issuable upon exchange or redemption of 75,137 Class B Units of System1 Holdings (and the corresponding shares of Class C Common Stock of the Company directly held by the Nola Delfina Blend Trust, for which Mr. Blend is the trustee with sole voting and dispositive power, and (iv) 45,367 shares of Class A Common Stock directly held by Mr. Blend in his individual capacity. Excludes 554,507 shares of class A Common Stock and 25,137 shares of Class A Common Stock issuable upon the exchange or redemption of 25,137 Class B Units of System1 Holdings (and the corresponding shares of Class C Common Stock of the Company), in each case, directly held by The Blend Family Foundation. The directors of The Blend Family Foundation are Michael Blend, Sandra Blend and Stanley Blend.
(14)Consists of (i) 919,564 shares of Class A Common Stock and 341,526 shares of Class A Common Stock issuable upon exchange or redemption of 341,526 Class B Units of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case, held by CEE Holdings Trust and (ii) 140,935 Public Warrants exercisable for 140,935 shares of Class A Common Stock at an exercise price of $111.50 per share held by CEE Holdings Trust. With respect to shares of Class A Common Stock securities held (or have the right to be acquired) by CEE Holdings Trust, Mr. Ursini disclaims beneficial interest in such securities except to any pecuniary interest therein. Excludes (i) 49,629 shares of Class A Common Stock held by OpenMail2 and (ii) 8,677 shares of Class A Common Stock and 36,846 shares of Class A Common Stock issuable upon exchange or redemption of 36,846 Class B Units of System1 Holdings (and cancellation of the corresponding shares of Class C Common Stock of the Company), in each case, held by the Ursini Childrens Trust, a trust established for the benefit of Mr. Ursini’s children. OpenMail2 is jointly controlled by Michael Blend, Charles Ursini and Tridivesh Kidambi as members of the board of managers thereof, and they may be deemed to jointly control the voting and dispositive power over the shares held by OpenMail2.
(15)Consists of 2,344,482 shares of Class A Common Stock held directly by Kenloch Holdings. Kenloch Holdings is controlled by Michael Blend, as the designated Manager, on behalf of the other Members of Kenloch Holdings, which include the Blend Family Foundation, CEE Holdings Trust, Messrs. Civantos and Naidu, TK Squared Family Trust (a trust established for the benefit of Mr. Kidambi and his spouse) and Mr. Marc Mezzacca.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Indemnification agreements
We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements, our Charter and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers.
There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.
Related-Party Transactions
On April 28, 2025, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with The Blend Family Foundation (the “Purchaser”), pursuant to which the Company agreed to sell to the Purchaser 450,000 shares (the “Shares”) of the Company’s Class A Common Stock, at a price of $5.00 per share (the “Private Placement”). The aggregate proceeds to the Company from the Private Placement, which occurred on May 2, 2025, was $2.3 million.
Policies and procedures for related party transactions
We have adopted a related-party transaction policy setting forth the policies and procedures for the review and approval or ratification of transactions involving us and “related persons.” For the purposes of this policy, “related persons” includes our executive officers and directors or their immediate family members, stockholders owning five percent or more of our outstanding common stock and their immediate family members and entities in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent or greater beneficial ownership interest.
The policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated party and the extent of the related person’s interest in the transaction. All related-party transactions may only be consummated if our audit committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote respecting approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the audit committee that considers the transaction.
Director Independence
NYSE listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board has considered information provided by the directors and management with regard to the business and personal activities, relationships and related party transactions of each director. Our Board has determined that Mmes. Horn and Kazerani and Messrs. Civantos, Kumar and Naidu are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

STOCKHOLDER PROPOSALS
Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals that are intended to be presented at our 2027 annual meeting of stockholders and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us no later than December 30, 2027. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under our Bylaws, the deadline for submitting a stockholder proposal or a nomination for director that you intend to present at our 2027 annual meeting of stockholders is not later than the close of business on the 120th day (February 09, 2027) prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty days before or sixty days after the anniversary date of the immediately preceding annual meeting, not more than the 120th day prior to such annual meeting and not later than the close of business on the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later June 07, 2027. In connection with our annual meeting of stockholders in 2027, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting.
Stockholder proposals must be in writing and should be addressed to our Corporate Secretary, at our principal executive offices at 4235 Redwood Avenue, Los Angeles, California 90066. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Proxy Statement and Annual Report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and other proxy materials mailed to you, please submit a written request to our Corporate Secretary, 4235 Redwood Avenue Los Angeles, California 90066, email our Investor Relations at ir@system1.com or call us at (310) 924-6037, and we will promptly send you what you have requested. You can also contact our Secretary or Investor Relations if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

AVAILABLE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxies and information statements that we have filed electronically with the SEC at http://www.sec.gov. The information contained on our website, other than this proxy statement, is not considered proxy solicitation material and is not incorporated by reference herein.

OTHER MATTERS
We do not know of any business, other than as described in this Proxy Statement that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.
To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents you from attending and voting at the Annual Meeting.
By order of the Board of Directors,

Daniel Weinrot, Corporate Secretary and General Counsel
June , 2026

SYSTEM1

SYSTEM1, INC.
4235 REDWOOD AVENUE
LOS ANGELES, CA 90066

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SST2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01409-P55177

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYSTEM1, INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	To approve, for purposes of complying with New York Stock Exchange (the "NYSE") listing rules, the issuance of shares of Series A Cumulative Convertible Preferred Stock (the "Preferred Shares").	☐	☐	☐

2. Election of three (3) Class I Director nominees named in the proxy statement to serve on the Board of Directors.

Nominees:	For	Withhold
1a. Michael Blend	☐	☐
1b. Caroline Horn	☐	☐
1c. Taryn Naidu	☐	☐

		For	Against	Abstain
3.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

T01410-P55177 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement, Supplement to Proxy Statement and Form 10-K are available at www.proxyvote.com. Continued and to be signed on reverse side SYSTEM1, INC. ANNUAL MEETING OF STOCKHOLDERS JULY 22, 2026 11:00 AM PACIFIC TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Daniel Weinrot and Tridivesh Kidambi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SYSTEM1, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM Pacific Time on July 22, 2026, virtually at www.virtualshareholdermeeting.com/SST2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.
SERIES A PREFERRED STOCK PURCHASE AGREEMENT BY AND AMONG SYSTEM1, INC., SYSTEM1 HOLDINGS, LLC, S1 HOLDINGS FINCO, LLC AND THE LENDERS SIGNATORY HERETO Dated as of [ ], 2026 Annex A A-1

TABLE OF CONTENTS Page SECTION 1.1 Subscription; Contribution; Exchange 1 SECTION 1.2 Closing 2 SECTION 1.3 Closing Deliverables 2 ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY 3 SECTION 2.1 Existence, Qualification and Power; Compliance with Laws 3 SECTION 2.2 Authorization; No Contravention 3 SECTION 2.3 Governmental Authorization 4 SECTION 2.4 Binding Effect 4 SECTION 2.5 Capitalization 4 SECTION 2.6 Offering of Securities 5 SECTION 2.7 No Registration 5 SECTION 2.8 Litigation 5 SECTION 2.9 Compliance with Laws 5 SECTION 2.10 Investment Company Status 5 SECTION 2.11 Taxes 5 SECTION 2.12 ERISA 6 SECTION 2.13 Employee and Labor Matters. 6 SECTION 2.14 Anti-Terrorism Laws; Anti-Bribery and Anti-Corruptions Laws 6 SECTION 2.15 Disclosure 7 SECTION 2.16 Financial Statements 8 SECTION 2.17 Nature of Business 8 SECTION 2.18 Permits 8 SECTION 2.19 Environmental Matters 8 SECTION 2.20 No Fraudulent Transfer 8 SECTION 2.21 No Bankruptcy Filing 9 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER, ASSIGNEE AND LENDERS 9 SECTION 3.1 Existence, Qualification and Power 9 SECTION 3.2 Power; Authorization 9 SECTION 3.3 Investment Matters 9 SECTION 3.4 Consents and Approvals 10 SECTION 3.5 No Conflict 10 SECTION 3.6 No Reliance 10 ARTICLE IV ADDITIONAL AGREEMENTS 11 Annex A A-i

SECTION 4.1 Expenses 11 SECTION 4.2 Further Limitations on Disposition 11 SECTION 4.3 Registration 11 SECTION 4.4 Further Assurances 12 SECTION 4.5 Compliance with Laws 12 SECTION 4.6 Securities Act 12 ARTICLE V MISCELLANEOUS 13 SECTION 5.1 Survival 13 SECTION 5.2 Entire Agreement; Parties in Interest 13 SECTION 5.3 No Recourse 13 SECTION 5.4 Governing Law and Jurisdiction 13 SECTION 5.5 Remedies 13 SECTION 5.6 Notice 14 SECTION 5.7 Amendments; Waivers 14 SECTION 5.8 Counterparts 14 SECTION 5.9 Assignment 15 SECTION 5.10 Severability 15 SECTION 5.11 Certain Company Acknowledgements 15 SECTION 5.12 PATRIOT Act 15 SECTION 5.13 Rights of Third Parties 15 SECTION 5.14 Transfer Taxes 15 ARTICLE VI DEFINITIONS 16 SECTION 6.1 Certain Definitions 16 SECTION 6.2 Construction 22 LIST OF EXHIBIT EXHIBIT A FORM OF CERTIFICATE OF DESIGNATION Annex A A-ii

SERIES A PREFERRED STOCK PURCHASE AGREEMENT This SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of [ ], 2026, is made by and among: (i) System1, Inc., a Delaware corporation (the “Company”); (ii) System1 Holdings, LLC, a Delaware limited liability company (“Holdings” or the “Purchaser”); (iii) S1 Holdings Finco, LLC, a Delaware limited liability company (the “Assignee” or “Priority Borrower”); and (iv) each of the parties listed on Schedule I to the Exchange Agreement as “Existing Term Loan Lender” or “Existing Revolving Lender” (each, a “Lender” and, collectively, the “Lenders” and, together with the Company, the Purchaser and the Assignee, the “Parties”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings specified in Section 6.1 or provided to them in the New Credit Agreement, as the context requires. PRELIMINARY STATEMENTS A. The Company desires to issue and sell to the Purchaser 39,250 authorized but unissued shares of the Company’s preferred stock, par value of $0.0001 per share, designated as “Series A Cumulative Convertible Preferred Stock” (the “Series A Preferred Stock”), on the terms and subject to the conditions set forth in this Agreement. B. The Purchaser desires to (a) subscribe for Series A Preferred Stock on the terms and subject to the conditions set forth in this Agreement, and (b) contribute to the capital of the Priority Borrower all right, title and interest in and to the Purchased Shares (as defined below), on the terms and subject to the conditions set forth in this Agreement. C. The Priority Borrower desires to accept the contribution of the Purchased Shares, on the terms and subject to the conditions set forth in this Agreement. D. Substantially concurrent with the Closing (as defined below), on the terms and subject to the conditions set forth in the Exchange Agreement and this Agreement, the Priority Borrower will exchange the Purchased Shares with the Lenders in partial satisfaction of certain obligations outstanding under the Existing Credit Agreement. The Parties agree as follows: Article I SUBSCRIPTION; CONTRIBUTION; EXCHANGE Section 1.1 Subscription; Contribution; Exchange. (a) Primary Subscription. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, covenants and other agreements set forth herein, at the Closing, (i) the Company shall issue to the Purchaser 39,250 shares of Series A Preferred Stock (the “Purchased Shares”), in each case for $1,000 per Purchased Share, which such amount represents 100% of the initial stated value of each Purchased Share, resulting in an aggregate purchase price for the Series A Preferred Stock issued pursuant to this Agreement of $39,250,000 (the “Aggregate Purchase Price”), and (ii) the Purchaser shall subscribe for and purchase such number of Series A Preferred Stock and pay the Aggregate Purchase Price pursuant to the terms and conditions of Section 1.1(d) (such transactions, collectively, the “Primary Subscription”). The Series A Preferred Stock will (A) be issued at the Closing (as defined below) to the Purchaser, fully paid, non-assessable and free and clear of any Encumbrances (other than any restrictions set forth in the governing documents, Related Agreements or Encumbrances created by applicable securities laws (the “Permitted Encumbrances”)) and otherwise in accordance with the terms of this Agreement, (B) be registered to the Purchaser in book entry form in the Company’s share records, and (C) have the designations, rights, preferences, powers, restrictions and limitations set forth in the Certificate of Incorporation and the Certificate of Designation. Annex A 1

(b) Capital Contribution. Immediately following the Primary Subscription and subject to the terms and conditions of this Agreement and the Assignee LLCA, and in reliance on the representations, warranties, covenants and other agreements set forth herein and therein, at the Closing, the Purchaser shall contribute to the capital of the Priority Borrower (the “Capital Contribution”) all of the Purchaser’s right, title and interest in and to the Purchased Shares, free and clear of any Encumbrances (other than any Permitted Encumbrances). (c) Exchange Transaction. Immediately following the Capital Contribution, pursuant to the Exchange Agreement, and in reliance on the representations, warranties, covenants and other agreements set forth herein and therein, at the Closing, the Assignee will exchange all of the Purchased Shares with the Lenders in satisfaction of the Existing Borrower’s obligations under the Existing Credit Agreement, in each case as set forth on Schedule I to the Exchange Agreement (such transactions, collectively, the “Exchange Transaction” and, collectively with the Primary Subscription and the Capital Contribution, the “Transactions”). (d) Payment of Aggregate Purchase Price. At the Closing, the Parties acknowledge and agree that, substantially concurrent with the completion of the transactions contemplated by the Exchange Agreement and the Priority Borrower’s receipt of the Exchange Consideration (as defined in the Exchange Agreement) from the Lenders pursuant to the Exchange Agreement, the Aggregate Purchase Price for the Purchased Shares shall be satisfied by the deemed payment of such Exchange Consideration (i) by the Priority Borrower to the Purchaser and (ii) by the Purchaser to the Company (clauses (i) and (ii), collectively, the “Directed Payments”). Section 1.2 Closing. The consummation of the Transactions (the “Closing”) will take place remotely via the exchange of signatures, as promptly as reasonably practicable following the later of (i) three Business Days following the receipt of Stockholder Approval and (ii) the Exchange Effective Date; provided that the Closing shall be completed substantially concurrent with the completion of the other transactions contemplated by the Exchange Agreement and the execution and delivery of the New Credit Agreement (such date, the “Closing Date”). Section 1.3 Closing Deliverables. (a) At or prior to the Closing, the Company shall deliver to the Purchaser, the Priority Borrower and the Lender: (i) executed counterparts of this Agreement and the Exchange Agreement; (ii) evidence that the Certificate of Designation has been filed with the Secretary of State of the State of Delaware; (iii) a certificate, dated as of the Closing Date, certifying: (A) the certificate of incorporation of the Company, (B) the bylaws of the Company, (C) resolutions of the Board of Directors of the Company approving this Agreement and each other Related Agreement and the transactions contemplated hereby and thereby, duly executed by the Secretary of the Company, and (D) the names and true signatures of the representatives of the Company, the Purchaser and the Priority Borrower authorized to sign this Agreement and the Exchange Agreement, together with evidence of the incumbency of such representatives (the “Preferred Stock Secretary’s Certificate”); (iv) a copy of the Financial Statements; (v) evidence of (A) the book entry issuance of the Series A Preferred Stock issued to the Purchaser pursuant to this Agreement as a result of the Primary Subscription, (B) the transfer of such Series A Preferred Stock issued to the Assignee pursuant to this Agreement as a result of the Capital Contribution and book entry holdings of each of the Purchaser (which, for the avoidance of doubt, will evidence no holdings following such transfer) and the Priority Borrower following the Capital Contribution, and (C) the transfer of such Series A Preferred Stock to each Lender pursuant to the Exchange Agreement and this Agreement and book entry holdings of each of the Priority Borrower (which, for the avoidance of doubt, will evidence no holdings following such transfer) and each Lender following such transfer; Annex A 2

(vi) a good standing certificate for the Company from the Secretary of State of the State of Delaware; and (vii) an opinion of Weil, Gotshal & Manges LLP as counsel to the Company, in form and substance reasonably acceptable to the Lenders. (b) At the Closing: (i) the Assignee shall deliver the Aggregate Purchase Price to the Purchaser and the Purchaser shall deliver the Aggregate Purchase Price to the Company by way of the Directed Payments; (ii) a properly completed and duly executed Internal Revenue Service Form W-9 (or applicable W-8) of the Assignee (or its regarded owner for U.S. federal income tax purposes); and (iii) a properly completed and duly executed Internal Revenue Service Form W-9 (or applicable Form W-8) from each of the Lenders (or its regarded owner for U.S. federal income tax purposes). Article II REPRESENTATIONS AND WARRANTIES OF THE COMPANY The Company represents and warrants to each other Party, as of the date hereof: Section 2.1 Existence, Qualification and Power; Compliance with Laws. The Company: (a) is a Person duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to (i) own its assets and to carry on its business as currently conducted and (ii) execute, deliver and perform its obligations under this Agreement and each Related Agreement to which it is a party; (c) is duly qualified and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification; (d) is in compliance with all applicable laws, writs, injunctions and orders; and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except (A) in each case referred to in clause (c), (d) or (e), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (B) in the case of clause (b), receipt of Stockholder Approval. Section 2.2 Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each Related Agreement to which it is a party, the issuance and sale of the Series A Preferred Stock pursuant to this Agreement has been duly authorized by all necessary corporate action on the part of the Company. None of the execution, delivery or performance by the Company of each such agreement to which the Company is a party, nor the consummation of the Transactions, will contravene the terms of any of its Organizational Documents. The Company is not, and as of the consummation of the transactions contemplated by this Agreement and the Exchange Agreement, will not be: (a) in violation of its certificate of incorporation or bylaws; or (b) in default in the performance or observance of any obligation, agreement, covenant or condition under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company is a party or by which its properties may be bound, except, in the case of clause (b), such defaults or violations, as the case may be, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 2.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any Related Agreement to which it is a party, except: (a) such as have been obtained or made, or will be obtained or made, by the Company under the applicable state securities or Blue Sky laws; (b) as shall have been obtained or made prior to the Closing Date by the Company and which are in full force and effect on the Closing Date, including the Stockholder Approval; and (c) where the failure to obtain any such approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority as would not impair, in any material respect, the ability Annex A 3 of the Company to consummate the Transactions or perform its obligations under this Agreement or the Related Agreements to which it is a party. Section 2.4 Binding Effect. This Agreement and each other Related Agreement to which it is a party has been duly executed and delivered by the Company. This Agreement and each other Related Agreement to which it is a party constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by law and by general principles of equity and principles of good faith and fair dealing. Section 2.5 Capitalization. (a) As of the date hereof and immediately prior to the consummation of the Transactions, the authorized Equity Interests of the Company consisted of (i) 500,000,000 shares of Class A common stock, with a par value of $0.0001 per share, (ii) 25,000,000 shares of Class C common stock, with a par value of $0.0001 per share, (iii) 2,000,000 shares of Class D common stock, with a par value of $0.0001 per share (clauses (i)-(iii), collectively, the “Common Stock”), and (iv) 100,000 shares of preferred stock, with a par value of $0.0001 per share and, upon filing of the Certificate of Designation, 39,250 of such shares have been or will have been designated as “Series A Cumulative Convertible Preferred Stock” with the Stated Value, which are sufficient to allow for the payment of dividends in kind, in each case, none of which were held in treasury or issued and outstanding. As of the Closing Date, 9,939,232 shares of Common Stock were issued and outstanding, and, as of the date hereof, no shares of preferred stock are issued and outstanding. As of the Closing Date, other than the preferred shares authorized and sold pursuant to this Agreement, no shares of preferred stock will be issued and outstanding. Except for this Agreement and as disclosed on Schedule 2.5 of this Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which the Company is a party obligating the Company to issue, transfer or sell any shares or other equity interests of the Company or securities convertible into or exchangeable for such shares or equity interests of the Company. (b) The Series A Preferred Stock, when issued and delivered and paid for in compliance with the provisions of this Agreement will be duly authorized, validly issued, fully paid and non-assessable and free of restrictions on transfer except for Permitted Encumbrances. (c) As of the Closing and the issuance of the Series A Preferred Stock, the Series A Preferred Stock shall, with respect to dividend rights and payment rights upon the Company’s liquidation, winding up or dissolution, rank senior to all other Equity Interests of the Company, including any other class or series of its Equity Interests. Section 2.6 Offering of Securities. Neither the Company nor any Person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Series A Preferred Stock to be issued pursuant to this Agreement under the Securities Act of 1933 (the “Securities Act”), and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder) which would reasonably be expected to subject the offering, issuance or sale of the Series A Preferred Stock to the Purchaser pursuant to this Agreement to the registration requirements of the Securities Act. Section 2.7 No Registration. The offer, issuance, sale and delivery of the Series A Preferred Stock pursuant to this Agreement are, assuming the accuracy of the representations and warranties set forth in Article III, in compliance with, and exempt from the registration requirements of, the Securities Act and all other applicable securities laws. Section 2.8 Litigation. Except as disclosed on Schedule 2.8 of this Agreement, there is no pending or, to the actual knowledge of the Company, threatened in writing action, suit or proceeding affecting the Company or any of its properties before any court or other Governmental Authority or any arbitrator that (a) could reasonably be expected to be adversely determined, and if adversely determined, could reasonably be expected to result in a Material Adverse Effect or (b) relates to this Agreement or the Transactions. Annex A 4

Section 2.9 Compliance with Laws. Each of the Company and its Subsidiaries is in compliance in all material respects with all Laws applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; it being understood and agreed that this Section 2.9 shall not apply to Laws addressed in Section 2.14. Section 2.10 Investment Company Status. The Company is not an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940. Section 2.11 Taxes. The Company and its Subsidiaries (a) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges that are material in amount, whether or not shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (a), (b) and (c) above, where the failure to so pay or file any such tax, assessment, charge or return or set aside any provisions would not have or reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no deficiencies for any taxes have been proposed or assessed in writing against the Company or any of its Subsidiaries, and to the knowledge of the Company, there is no outstanding audit, assessment, dispute or claim concerning any tax liability of the Company or any of its Subsidiaries, in each case, except as set forth on Schedule 2.11. The Company is not, and has not been at any time during the five (5)-year period ending on the date of this Agreement (or such shorter period during which the Company has been in existence), a “United States real property holding corporation” within the meaning of Section 897 of the Code, and the Company has filed with the IRS all statements, if any, that are required under Section 1.897-2(h) of the Treasury Regulations. Section 2.12 ERISA. Except as set forth on Schedule 2.12, or as could not reasonably be expected to result in a Material Adverse Effect, (a) each Employee Plan is in compliance with ERISA and the Code, (b) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (c) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto is complete and correct and fairly presents the funding status of such Employee Plan, and, to the knowledge of the Company, since the date of such report there has been no material adverse change in such funding status, (d) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code at any time during the previous 60 months, and (e) no lien imposed under the Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Code. Except as set forth on Schedule 2.12, or as could not reasonably be expected to result in a Material Adverse Effect, the Company has not incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan. Except as could not reasonably be expected to result in a Material Adverse Effect, the Company nor any of its ERISA Affiliates nor, to the knowledge of the Company, any fiduciary of any Employee Plan has (i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code, (ii) failed to pay any required installment or other payment required under Section 412 of the Code on or before the due date for such required installment or payment, (iii) engaged in a transaction within the meaning of Section 4069 of ERISA, (iv) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, or (v) incurred any liability to the PBGC for any premium payments which have become due and which are unpaid. Except as could not reasonably be expected to result in a Material Adverse Effect, there are no pending or, to the knowledge of the Company, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (A) any Employee Plan or its assets, (B) to the knowledge of the Company, any fiduciary with respect to any Employee Plan, or (C) the Company or any of its ERISA Affiliates with respect to any Employee Plan. Section 2.13 Employee and Labor Matters. Except as could not reasonably be expected to result in Material Adverse Effect, there is (a) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company before any Governmental Authority and no grievance or arbitration proceeding pending or, to the knowledge of the Company, threatened in writing against the Company which arises Annex A 5 out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the knowledge of the Company, threatened in writing against the Company or (c) to the knowledge of the Company, no union representation question existing with respect to the employees of the Company and no union organizing activity taking place with respect to any of the employees of the Company. Except as could not reasonably be expected to result in Material Adverse Effect, the Company has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of the Company have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from the Company on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Company, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Section 2.14 Anti-Terrorism Laws; Anti-Bribery and Anti-Corruptions Laws. (a) (i) The Company has not, nor, to the knowledge of the Company, has any Affiliate of any of the Company, in the past five years violated or is in violation of any of the Anti-Terrorism Laws or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the Anti-Terrorism Laws. (i) The Company is not, nor is any Affiliate of any of the Company, nor any officer, director or principal shareholder or owner of the Company, nor to the knowledge of the Company, any of the Company’s respective agents acting or benefiting in any capacity in connection with the transactions hereunder, a Blocked Person. (ii) The Company does not, nor, to the knowledge of the Company, any of their agents acting in such capacity in connection with the Loans or other transactions hereunder, (A) conduct any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any OFAC Sanctions Programs. (b) (i) The Company is in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the anti-bribery and anti-corruption laws of those jurisdictions in which they do business (collectively, the “Anti-Corruption Laws”). (i) The Company has not in the past five years: (A) offered, promised, paid, given, or authorized the payment or giving of any money, gift or other thing of value, directly or indirectly, to or for the benefit of any employee, official, representative, or other person acting on behalf of any foreign (i.e., non-U.S.) Governmental Authority thereof, or of any public international organization, or any foreign political party or official thereof, or candidate for foreign political office (collectively, “Foreign Official”), for the purpose of: (1) influencing any act or decision of such Foreign Official in his, her, or its official capacity; or (2) inducing such Foreign Official to do, or omit to do, an act in violation of the lawful duty of such Foreign Official, or (3) securing any improper advantage, in order to obtain or retain business for, or with, or to direct business to, any Person; or (B) acted or attempted to act in any manner which would subject the Company to liability under any Anti-Corruption Law. (ii) There are, and in the past five years have been, no material allegations, investigations or inquiries with regard to a potential violation of any applicable Anti-Corruption Law by the Company or, to the knowledge of the Company, any of their respective current or former directors, officers, employees, stockholders or their agents, or other persons acting or purporting to act on their behalf. Annex A 6

(iii) The Company or its Subsidiaries have adopted, implemented and maintain anti-bribery and anti-corruption policies and procedures that are reasonably designed to ensure compliance with the Anti- Corruption Laws. Section 2.15 Disclosure. The written information made available by the Company to the Purchaser, the Priority Borrower or the Lenders (or their respective Representatives) in connection with the Transactions, taken as a whole, does not (a) contain any material misstatement of fact or (b) omit to state any material fact necessary to make such written information and written data, taken as a whole, in the light of the circumstances under which it was made available, not materially misleading (after giving effect to all modifications and supplements to such written information furnished after the date on which such written information was first made available). Section 2.16 Financial Statements. The Financial Statements, copies of which have been delivered to the Lenders, fairly present the consolidated financial condition of Holdings and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of Holdings and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. All material indebtedness and other liabilities (including, without limitation, Indebtedness, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of Holdings and its Subsidiaries are set forth in the Financial Statements. Since December 31, 2025, no Material Adverse Effect has occurred that is uncured as of the date hereof. Section 2.17 Nature of Business. The Company is not engaged in any business other than as set forth on Schedule 2.17 and business activities reasonably related, complementary, ancillary or incidental thereto. Section 2.18 Permits. The Company and its Subsidiaries have, and are in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required under applicable Law for such Persons lawfully to own, lease, manage or operate each business and facility currently owned, leased, managed or operated by such Persons, except to the extent the failure to have or be in compliance therewith would not reasonably be expected to result in a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except to the extent such suspension, revocation, impairment, forfeiture or non-renewal would not reasonably be expected to result in a Material Adverse Effect. Section 2.19 Environmental Matters. Except as set forth on Schedule 2.19, or as could not reasonably be expected to result in a Material Adverse Effect: (a) to the knowledge of the Company, the Facilities and the operations of the Company and its Subsidiaries are in compliance with all Environmental Laws; (b) there has been no Release after the Closing Date at any of the properties owned, leased or operated by the Company or any of its Subsidiaries, or, to the knowledge of the Company, at any disposal or treatment facility which received Hazardous Materials generated by the Company or any of its Subsidiaries; (c) the Company does not, nor does any of its Subsidiaries, have knowledge or notice of an Environmental Action that has been asserted against the Company or any of its Subsidiaries nor does the Company or any of its Subsidiaries have knowledge or notice of any threatened or pending Environmental Action against the Company or any of its Subsidiaries; (d) the Company does not, nor does any of its Subsidiaries, have knowledge or notice of any Environmental Actions that have been asserted against the Company or any of its Subsidiaries and the Company does not, nor does any of its Subsidiaries, have knowledge or notice of any threatened or pending Environmental Actions related to any facilities that may have received Hazardous Materials generated by the Company or any of its Subsidiaries; (e) to the knowledge of the Company, no property now or formerly owned, leased or operated by the Company or any of its Subsidiaries has been used as a treatment or disposal site for any Hazardous Material; (f) the Company has not, nor has any of its Subsidiaries, failed to report to the proper Governmental Authority the occurrence of any Release of Hazardous Materials after the Closing Date which is required to be so reported under any Environmental Laws; and (g) the Company and each Subsidiary thereof holds and is in compliance with all Environmental Permits in connection with the operation of the business carried on by it. Annex A 7

Section 2.20 No Fraudulent Transfer. No transfer of property is being made by the Company and no obligation is being incurred by the Company in connection with the transactions contemplated by this Agreement or the other Transactions with the intent to hinder, delay, or defraud either present or future creditors of the Company. Section 2.21 No Bankruptcy Filing. The Company is not contemplating an Insolvency Proceeding or the liquidation of all or a major portion of the Company’s assets or property and the Company does not have any knowledge of any Person contemplating an Insolvency Proceeding against it or any of its Subsidiaries. Article III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER, ASSIGNEE AND LENDERS Each of the Purchaser, the Assignee and the Lenders, as applicable, on a several and not joint basis and solely with respect to such Party, represents and warrants to the Company and each of the Purchaser and the Assignee, on a several and not joint basis, and solely with respect to such Party, represents and warrants to the Lenders, as of the date hereof and as of the Closing Date, that: Section 3.1 Existence, Qualification and Power. Such Party (a) is duly organized or incorporated and validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, except where the failure to be so duly organized or incorporated or validly existing would not reasonably be expected to result in a Material Adverse Effect on the Party’s ability to perform its obligations hereunder and the Related Agreements to which it is a party; and (b) has all corporate or other organizational power and authority to execute, deliver and perform its obligations under this Agreement and any other agreement to which it is a party. All material consents, approvals, authorizations and orders required on the part of such Party for the execution and delivery by such Party of this Agreement, the consummation of this Agreement by the Party, and the transactions contemplated herein and therein to which the Party is a party have been obtained and are in full force and effect. Section 3.2 Power; Authorization. Such Party has the power, capacity and authority, and the legal right, to make, deliver and perform this Agreement and the Related Agreements to which it is a party. This Agreement constitutes, and each Related Agreement to which such Party is a party upon execution will constitute, a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Section 3.3 Investment Matters. (a) Such Party is, and was at the time such Party was offered the Series A Preferred Stock, (i) a qualified institutional buyer, (ii) an institutional accredited investor (as such term is defined in Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D) or (iii) a non-U.S. Person (as such term is defined in Regulation S) and will not acquire the Series A Preferred Stock for the account or benefit of any U.S. Person. (b) Such Party is acquiring the Series A Preferred Stock for its own account, for investment purposes only and not with a view to any distribution thereof that would not otherwise comply with the Securities Act. (c) Such Party understands that (i) the Series A Preferred Stock has not been registered under the Securities Act and the Series A Preferred Stock is being issued by the Company in transactions exempt from the registration requirements of the Securities Act and will bear a restrictive legend, (ii) all or any part of the Series A Preferred Stock may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to applicable exemptions from registration under the Securities Act and in compliance with applicable state securities laws, and (iii) the Company is under no obligation to register any of the Series A Preferred Stock sold under this Agreement. Annex A 8

(d) Such Party understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act (“Rule 144”) (the provisions of which are known to the Party) depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. (e) Such Party did not employ any broker or finder in connection with the transactions contemplated in this Agreement and no fees or commissions are payable to the Party, except as otherwise expressly provided for in this Agreement or in any Related Agreement. (f) No portion of the funds or assets that will be used by such Party to pay such Party’s portion of the Aggregate Purchase Price or to acquire or hold the Series A Preferred Stock, constitute or will constitute the assets of any (i) employee benefit plan subject to Title I of ERISA, (ii) plan described in and subject to Section 4975 of the Code (each such employee benefit plan and plan described in clauses (i) and (ii) referred to herein as an “ERISA Plan”), (iii) plan, account or other arrangement subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code that could cause the underlying assets of the Company to be treated as assets of such plan, account or arrangement (a “Similar Law Plan”) or (iv) entity whose underlying assets are deemed to include “plan assets” of any such ERISA Plan or Similar Law Plan pursuant to Section 3(42) of ERISA and any regulations that may be promulgated thereunder or otherwise. Section 3.4 Consents and Approvals. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Authority or third party is necessary or required by or with respect to such Party for the execution of this Agreement by such Party and the Related Agreements to which it is a party or the consummation by such Party of the Transactions. Section 3.5 No Conflict. None of the execution, delivery or performance by such Party of this Agreement nor the consummation by such Party of the Transactions will conflict with, violate or constitute a breach of or a default under (a) such Party’s or any of its subsidiaries’ Organizational Documents, (b) any Related Agreements to which such Party or any of its subsidiaries is a party or by which it or any subsidiary is bound or (c) any Law binding upon such Party or any of its subsidiaries, except in the case of clauses (b) and (c) as would not, individually or in the aggregate, reasonably be expected to enjoin, prevent or delay the consummation by such Party of the Transactions. Section 3.6 No Reliance. Such Party acknowledges that it has made its own decision to purchase the applicable Purchased Shares hereunder without reliance on any representation or warranty of the Company or any third party (other than with respect to the representations and warranties expressly set forth in Article II). Such Party further acknowledges that neither the Company nor any other party has any responsibility with respect to any statements, representations or warranties that have been made or may be made in connection with the transactions contemplated by this Agreement regarding the Company, or the value of the Purchased Shares, and that neither the Company nor any other party has made any representation, warranty or covenant, express or implied, to such Party in connection with the Transactions (other than with respect to the representations and warranties expressly set forth in Article II, the Exchange Agreement and the other Definitive Documents (as defined in the Exchange Agreement)). Specifically, the Company has not made any representation, warranty or covenant, express or implied, with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Company, or the value of the Purchased Shares. Such Party has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that such Party considers important in making the decision to acquire the Purchased Shares. Article IV ADDITIONAL AGREEMENTS Section 4.1 Expenses. Each Party shall bear and pay its own respective fees, costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including all fees, costs and expenses of its legal counsel, financial advisors, accountants and other representatives, and, except as set forth in the Exchange Agreement, no Party shall have any Annex A 9 right to reimbursement from any other Party for any such fees, costs or expenses, whether or not the transactions contemplated by this Agreement are consummated. Section 4.2 Further Limitations on Disposition. Each Lender agrees not to make any disposition of all or any portion of the Purchased Shares unless (a) the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4.2, (b) the transferee is not (i) a competitor of the Company, as reasonably determined in good faith by the Company or (ii) a Disqualified Lender (as defined in the Priority Credit Agreement), and (c) either (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (ii) such Lender has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and, if reasonably requested by the Company, such Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144; provided, however, that the Company may require such Lender and any applicable brokers to provide certifications in connection with transactions made pursuant to Rule 144. Section 4.3 Registration. (a) The Company agrees with the Lenders that it has prepared and filed, or confidentially submitted, as of the date hereof, a registration statement on Form S-3 (if the Company is then eligible for the same), or a registration statement on Form S-1 (if the Company is not then eligible for a registration statement on Form S-3), for the registration covering the resale or distribution, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Common Stock issuable upon conversion of the Series A Preferred Stock and use its commercially reasonable efforts to (i) have such registration declared effective at the earliest practicable date following the Closing Date, but no later than the 5th Business Day following the Closing Date, and (ii) maintain such effectiveness until the earliest of (A) all such shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall have been resold, distributed or otherwise transferred by each Lender and new certificates or book entries for such securities not bearing a restrictive legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act, (B) such shares of Common Stock issued upon conversion of the Series A Preferred Stock cease to be issued and outstanding, (C) such Lender is able to dispose of its shares of Common Stock issued upon conversion of the Series A Preferred Stock pursuant to Rule 144 without any notice requirements, volume limitations or manner of sale limitations thereunder or compliance with current public reporting requirements, (D) such Series A Preferred Stock is no longer outstanding and no shares of Common Stock have been issued upon conversion of the Series A Preferred Stock, and (E) 12 months following the Maturity Date of the Series A Preferred Stock; provided that, in the case of clause (E) the Company has provided at least 30 days’ prior notice to the Lenders holding Registrable Securities of its intent to not maintain such registration statement beyond the 12-month anniversary of the Maturity Date of the Series A Preferred Stock. (b) If the filing, initial effectiveness or continued use of a registration statement filed pursuant to Section 4.3(a) at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such registration statement of financial statements that are unavailable to the Company for reasons reasonably beyond the Company’s control, the Company may delay, on no more than two occasions and for not more than 30 consecutive days or for a total of not more than 60 days in any 12-month period, the filing or initial effectiveness of, or suspend use of, such registration statement for a reasonable period of time, determined in good faith by the Company to be necessary for such purpose. (c) With a view to making available to the Lenders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Lenders to sell shares of Common Stock to the public without registration, the Company covenants and agrees as long as it is subject to the requirements of Section 13 or 15(d) of the Exchange Act to use commercially reasonable efforts to: (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the shares of Common Stock issuable upon conversion of the Series A Preferred Annex A 10

Stock may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as the shares of Common Stock issuable upon conversion of the Series A Preferred Stock have been resold by each Lender; and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; (iii) furnish electronically to each Lender upon request, as long as such Lender owns any shares of Series A Preferred Stock or shares of Common Stock issuable upon conversion thereof, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q (except to the extent the same is available on EDGAR), and (C) such other information as may be reasonably requested in order to avail such Lender of any available rule or regulation of the SEC that permits the selling of any such securities without registration. (d) Notwithstanding anything to the contrary in this Agreement, (i) with the consent of the Majority of the Preferred Holders or (ii) if less than 9,812 shares of Series A Preferred Stock remain outstanding, and, in each case, if permitted by applicable securities laws, the Company may elect to suspend or terminate its reporting obligations under Section 13 or 15(d) of the Exchange Act, as applicable. Upon the effectiveness of any such suspension or termination, the Company’s obligations under this Section 4.3, shall be automatically be suspended or terminated, as applicable. Section 4.4 Further Assurances. The Parties will execute and deliver such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Section 4.5 Compliance with Laws. The Parties agree to conduct their business in compliance in all material respects with all Anti-Corruption Laws, Anti-Terrorism and Anti-Money Laundering Laws, and Global Trade Control Laws, and not to take any action that would cause a Party to be in violation of any Anti-Corruption Laws, Anti-Terrorism and Anti-Money Laundering Laws, or Global Trade Control Laws. Section 4.6 Securities Act. For so long as any of the Series A Preferred Stock remain outstanding and constitute “restricted securities” within the meaning of the Securities Act, the Company will make available at the Company’s expense, upon request, to any holder of Series A Preferred Stock and any prospective purchasers thereof, the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act. Article V MISCELLANEOUS Section 5.1 Survival. All (a) representations and warranties made by any Party in this Agreement shall survive until the 18-month anniversary of the Closing Date, and (b) all covenants made by any Party in this Agreement shall survive the execution and delivery of this Agreement in accordance with their respective terms. Section 5.2 Entire Agreement; Parties in Interest. This Agreement (including the exhibits hereto), the Related Agreements, the Certificate of Incorporation and the Certificate of Designation constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement will be binding upon and inure solely to the benefit of each Party and their respective successors, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement except for the provisions of Section 5.3 which will be enforceable by the beneficiaries contemplated thereby. Section 5.3 No Recourse. Notwithstanding anything to the contrary in this Agreement, this Agreement may only be enforced by a Party against, and any Proceedings that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made by such Party against, another Party, and no current, former or future Affiliates of a Party, or any of the foregoing Persons’ respective Representatives (collectively, the “Related Parties”), will have any Liability for any Liabilities of such Annex A 11

Party for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the purchase of the Series A Preferred Stock hereunder or the Transactions or in respect of any oral representations made or alleged to be made in connection herewith or therewith. In no event will a Party or any of its Affiliates, and each Party agrees not to and to cause its Affiliates not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover losses or other damages in connection therewith from, any Related Party. Section 5.4 Governing Law and Jurisdiction. This Agreement and any dispute or claim arising out of, or in connection with, it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York. To the extent permitted by Law, each of the Parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts located in the State of New York sitting in the Borough of Manhattan, over any suit, action or other proceeding brought by any party arising out of or relating to this Agreement, and each of the Parties hereto hereby irrevocably agrees that all claims or disputes with respect to any such suit, action or other proceeding shall be heard and determined in such courts. Section 5.5 Remedies. (a) Except as otherwise provided herein, all remedies available under this Agreement, at Law or otherwise, will be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Party of a particular remedy will not preclude the exercise of any other remedy. (b) Each Party hereby acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms, and that remedies at law would not be adequate to compensate such other Parties not in default or in breach. Accordingly, each Party agrees that the other Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at law or in equity. The Parties waive any defense that a remedy at law is adequate and any requirement to prove special damages, post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement. Section 5.6 Notice. (a) Except as otherwise provided in this Agreement, any notice or other communication required or permitted to be delivered to any Party under this Agreement will be in writing and delivered by (i) email or (ii) registered mail via a national courier service to the following email address or physical address, as applicable: If to the Company, the Purchaser or the Assignee, to: c/o System1, Inc. 4235 Redwood Avenue Los Angeles, CA 90066 Attention: Tridivesh Kidambi Email: tridi@system1.com with a copy (which shall not constitute notice) to: Weil, Gotshal & Manges LLP 201 Redwood Shores Parkway, Suite 400 Redwood Shores, CA 94065 Attention: Matt Stewart Email: Matt.Stewart@weil.com If to any Lender, in a manner provided pursuant to Section 4.1 of the Exchange Agreement. Annex A 12

(b) Notice or other communication pursuant to Section 5.6(a) will be deemed given or received when delivered, except that any notice or communication received by email transmission on a non-Business Day or on any Business Day after 5:00 p.m. addressee’s local time or overnight delivery on a non-Business Day will be deemed to have been given and received at 9:00 a.m. addressee’s local time on the next Business Day. Any Party may specify a different address by written notice to the other Parties. The change of address will be effective upon the other Parties’ receipt of the notice of the change of address. Section 5.7 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the holders of a majority of the Series A Preferred Stock at that time in issue and the Company, or in the case of a waiver, by the Party against whom the waiver is to be effective. No knowledge, investigation or inquiry, or failure or delay by any Party in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No waiver of any right or remedy hereunder will be deemed to be a continuing waiver in the future or a waiver of any rights or remedies arising thereafter. Section 5.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which constitutes an original, and all of which taken together constitute one instrument. A signature delivered by facsimile or other electronic transmission (including email) will be considered an original signature. Any Person may rely on a copy of this Agreement. Section 5.9 Assignment. This Agreement will be binding upon and will inure to the benefit of the Parties and their respective permitted assigns and successors. Except as expressly set forth herein, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties without the prior written consent of the other Parties. Any assignment or transfer in violation of this Section 5.9 shall be null and void. Section 5.10 Severability. In the event that any provision of this Agreement, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such illegal, void, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that achieves, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision. Section 5.11 Certain Company Acknowledgements. The Company acknowledges on its behalf and on behalf of its Subsidiaries that the Lenders and their respective Affiliates may be involved in a broad range of transactions and may have economic interests that conflict with those of the Company and its Subsidiaries. Each Lender is and will act under this Agreement as an independent contractor. Nothing in this Agreement or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty of the Lender to the Company, any of its Subsidiaries or any Affiliate or equity holder thereof. The transactions contemplated by this Agreement are arm’s-length commercial transactions between the Parties. In connection with the Transactions and with the process leading to the Transactions, each Party is acting solely as a principal and not as agent or fiduciary of any other Party or Person or member of the management, equity holders or creditors thereof, or any other Person. No Party has assumed an advisory or fiduciary responsibility or any other obligation in favor of any other Party or any of its Affiliates with respect to the Transactions or the process leading thereto (irrespective of whether such Party or any of its Affiliates has advised or is currently advising any Party or any of its Affiliates or equity holders on other matters), except for the obligations expressly set forth in this Agreement or applicable Related Agreement. Each Party has consulted its own legal, tax, accounting, regulatory and financial advisors to the extent it has deemed appropriate. Each Party is responsible for making its own independent judgment with respect to the Transactions and the process leading thereto. Section 5.12 PATRIOT Act. Each of the Purchaser, the Assignee and the Lenders, solely on behalf of such Party, hereby notifies the Company that, pursuant to the requirements of the USA PATRIOT Act, such Party may be required to obtain, verify and record information that identifies the Company, including its name, address Annex A 13 and other information that will allow such Party to identify, the Company in accordance with the USA PATRIOT Act. Section 5.13 Rights of Third Parties. Except as expressly stated in this Agreement, no Person that is not a party to this Agreement shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder. Section 5.14 Transfer Taxes. On the Closing Date, all transfer or other similar Taxes that are required to be paid in connection with the sale and transfer of the Purchased Shares hereunder will be, or will have been, fully paid or provided for by the Company, and all applicable laws imposing such taxes will be or will have been complied with in all material respects. Article VI DEFINITIONS Section 6.1 Certain Definitions. The following words and phrases have the meanings specified in this Section 6.1: “Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the chief executive officer or chief financial officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in any registration statement, prospectus or prospectus supplement in order for the applicable registration statement, prospectus or prospectus supplement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus or prospectus supplement, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the registration statement were not being filed, declared effective or used, as the case may be, and (c) the Company has a bona fide business purpose for not making such information public. “Affiliate” means, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. “Anti-Corruption Laws” has the meaning specified therefor in Section 2.14(b). “Anti-Terrorism Laws” means any Law relating to terrorism or money laundering, including, without limitation, (a) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (b) the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (the “Bank Secrecy Act”), (c) the USA Patriot Act, (d) the laws, regulations and Executive Orders administered by the United States Department of the Treasury's Office of Foreign Assets Control (“OFAC”), (e) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (f) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (g) any similar laws enacted in the U.S. or any other jurisdictions in which the parties to this Agreement operate, including CAML, as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto. “Assignee LLCA” means that certain Limited Liability Company Agreement of the Assignee, dated as of March 23, 2026, as amended from time to time in accordance with its terms. “Authorized Officer” means, as applied to any Person, any individual (a) holding the position of chairman of the board (if an officer), chief executive officer, president, vice president (or the equivalent thereof), chief Annex A 14 financial officer or treasurer of such Person and (b) with respect to which the secretary or assistant secretary of such Person has delivered an incumbency certificate to the Purchaser as to the authority of such individual in such position. “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended from time to time, and any successor statute or any similar federal or state laws for relief of debtors. “Blocked Person” means any Person: (a) that is publicly identified (i) on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC comprehensive sanctions or embargo program, (ii) as prohibited from doing business with the U.S. under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Anti-Terrorism Law, or (iii) as prohibited from doing business with Canada under any Anti-Terrorism Law; (b) that is owned 50% or more or controlled by, or that owns or controls, or that is acting for or on behalf of, any Person described in clause (a) above; (c) which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; and (d) that is affiliated or associated with a Person described in clauses (a), (b) or (c) above. “Business Day” means any day that is not a Saturday or Sunday or other day on which the commercial banks in New York City are authorized or required by Law to remain closed. “Capital Stock” means: (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person. “Certificate of Designation” means that certain Certificate of Designation of Series A Preferred Stock of the Company, in the form attached hereto as Exhibit A. “Certificate of Incorporation” means the Company’s Certificate of Incorporation, filed on January 26, 2022, as amended, restated, supplemented or otherwise modified from time to time, including the Certificate of Designation. “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. “Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, administration or similar debtor relief law (including, without limitation, any proceeding under applicable corporate law seeking a compromise or arrangement of any debts of the corporation or a stay of proceedings to enforce any of the claims of the corporation's creditors against it) of the U.S. or other applicable jurisdiction from time to time in effect, including any of the Dutch Bankruptcy Act (Faillissementswet), the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding Up and Restructuring Act (Canada). “Employee Plan” means an “employee benefit plan” (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six calendar years preceding the date of any borrowing hereunder) for employees of the Company or to which the Company has any liability (including any contingent liability with respect to any of its ERISA Affiliates). Annex A 15

“Environmental Actions” means any administrative or judicial action, written complaint, summons, citation, notice of violation, written directive, order, written claim, litigation, governmental investigation, judicial or administrative proceeding, judgment, letter, consent decree, settlement or other written communication from any Person or Governmental Authority relating to: (a) violation of, non-compliance with or alleged violation of or non- compliance with, any Environmental Law by the Company or any of its Subsidiaries or any of their predecessors in interest in connection with the ownership or operation of the assets, the facilities, the properties or the business of the Company or any of its Subsidiaries or any of their respective predecessors in interest; (b) any actual or alleged liabilities, responsibilities or obligations of the Company or any of its Subsidiaries arising under Environmental Law (i) relating to adverse environmental conditions at, on, under or migrating from any assets, facilities or properties owned or operated by the Company or any of its Subsidiaries or any of their respective predecessors in interest, or (ii) resulting from or in connection with violations of Environmental Law with respect to the operation of the assets, the facilities, the properties or the business of the Company or any of its Subsidiaries or any of their respective predecessors in interest; or (c) any Release or threatened Release of Hazardous Materials (i) in, at, on, under, emanating or migrating from or to any assets, properties or businesses owned or operated by the Company or any of its Subsidiaries or any of their respective predecessors in interest, (ii) in, at, on, under, emanating or migrating from any adjoining property owned or operated by the Company, or (iii) in, at, on, under, emanating or migrating from any facilities which received Hazardous Materials generated, transported, treated, stored, used or disposed of by the Company or any of its Subsidiaries or any of their respective predecessors in interest. “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), Solid Waste Disposal Act, including the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.) (as the Occupational Safety and Health Act relates to exposure to Hazardous Materials), as such laws may be amended or otherwise modified from time to time, and any other Law, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or human health and safety (as it relates to exposure to Hazardous Materials) or relating to the protection of the environment or human health and safety (as it relates to exposure to Hazardous Materials) or the Release, deposit or migration of any Hazardous Materials into the environment. “Encumbrance” means all security interests, mortgages, charges, options, equities, claims, or other third party rights (including rights of pre-emption) of any nature whatsoever. “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections. “ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Code. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder. “Exchange Agreement” means that certain Exchange Agreement, dated as of May [29], 2026, by and among the Assignee and the Purchasers. “Existing Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of January 27, 2022, by and among ORCHID MERGER SUB II, LLC, a Delaware limited liability company, as borrower (the “Existing Borrower”), the other loan parties from time to time party thereto, the lenders from time to time party Annex A 16 thereto and Ankura Trust Company, LLC (as successor by appointment to Bank of America, N.A.), as administrative agent and collateral agent. “Financial Statements” means the financial statements for the Fiscal Year ending on December 31, 2025. “Fiscal Year” means the fiscal year of the Company and its Subsidiaries ending on December 31 of each year. “GAAP” means generally accepted accounting principles in effect from time to time in the U.S., applied on a consistent basis. “Global Trade Control Laws” means any laws, regulations or conventions in any part of the world related to import transactions, export transactions, or economic sanctions, including the U.S. Export Administration Regulations; the U.S. International Traffic in Arms Regulations; the economic sanctions rules and regulations implemented under statutory authority or the U.S. President’s Executive Orders and administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or U.S. Department of State; European Union Council Regulations on export controls, including Nos. 428/2009, 267/2012; other E.U. Council sanctions regulations, as implemented in E.U. Member States; United Nations sanctions policies; economic sanctions administered by Her Majesty’s Treasury of the United Kingdom; and all relevant regulations made under any of the foregoing. “Governmental Authority” means any nation or government, any foreign, federal, state, provincial, territorial, city, town, municipality, county, local or other governmental, public, quasi-governmental, political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency, authority, division or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing). “Governmental Authorization” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority. “Hazardous Material” means (a) any element, compound or chemical that is defined, listed, regulated or otherwise classified as a hazardous material, contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste or special waste as defined or identified under applicable Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity pursuant to 40 CFR Part 261 as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws. “Insolvency Proceeding” means any proceeding or proposal commenced by or against any Person under any provision of any Debtor Relief Law. “Law” means any applicable U.S. or foreign, federal, state, provincial, municipal or local law (including common law), statute, ordinance, rule, regulation, code, policy, directive, standard, license, treaty, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any governmental entity. “Liability” means any indebtedness, loss, damage, claim, fines, penalties, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, disputed or undisputed, liquidated or unliquidated, or due or to become Annex A 17 due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto (including all fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation). “Majority of the Preferred Holders” means, as of any date of determination, holders having more than 50% of the outstanding shares of Series A Preferred Stock; provided, that if there are two or more unaffiliated holders of Series A Preferred Stock at any time, the Majority of the Preferred Holders shall include at least two unaffiliated holders of Series A Preferred Stock. “Material Adverse Effect” means any event, development, circumstance, condition, change or effect that has or is reasonably expected to have a material adverse effect on (a) the business, properties, operations, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the Transactions or perform its obligations under this Agreement or any Related Agreement. “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any of its ERISA Affiliates has contributed, or has been obligated to contribute, to at any time during the preceding six years or to which the Company has any liability (including any contingent liability with respect to any of its ERISA Affiliates). “New Credit Agreement” means that certain Financing Agreement, dated as of the date hereof, by and among Holdings, the Assignee, as borrower, certain subsidiaries of Holdings, as subsidiary guarantors, the lenders from time to time party thereto, and Ankura Trust Company, LLC, as administrative agent and collateral agent. “Organizational Documents” means the articles or certificate of incorporation or formation, certificate of limited partnership, joint venture or partnership agreement, operating or limited liability company agreement, bylaws or other constitutional, governing or organizational document of any Person other than an individual, each as from time to time amended or modified. “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto. “Person” means any individual, corporation, limited liability company, exempted company, association, trust, joint venture, limited or general partnership, unincorporated organization, Governmental Authority or other entity. “Proceeding” means any claim, action, arbitration, mediation, audit, hearing, investigation, proceeding, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator or mediator. “Related Agreement(s)” means, collectively, the Certificate of Incorporation (including the Certificate of Designation), the Assignee LLCA, and the Exchange Agreement. “Release” has the meaning prescribed in 42 U.S.C. § 9601(22) to the extent 42 U.S.C. § 9601(22) is applicable and includes any sudden, intermittent or gradual spilling, leaking, pumping, pouring, emitting, emission, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping, disposal, release, deposit or disposing of any Hazardous Material. “Reportable Event” means an event described in Section 4043 of ERISA (other than an event for which applicable notice to the PBGC has been waived under the regulations promulgated under such Section). “Representatives” means, with respect to any Person, such Person’s directors, partners, officers, employees and agents and the attorneys, accountants, experts and advisors of such Person and such Person’s Affiliates. “Stated Value” means the stated value per share of the Series A Preferred Stock, equal to $1,000 per share. Annex A 18

“Stockholder Approval” means the approval of the issuance of Common Stock upon conversion of the Series A Preferred Stock by the holders of the Company’s Common Stock required by Rule 312.03 of the NYSE Listed Company Manual. “Subsidiary” means, with respect to any Person, (a) a corporation or body corporate of which more than 50% of the combined voting power of the outstanding voting shares is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (b) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (c) a limited liability company of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company or (d) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has a majority ownership and power to direct the policies, management and affairs thereof. “Tax” means any present or future tax, levy, impost, assessment, duty, fee, deduction, withholding or other charges of whatever nature now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority. “Termination Event” means (a) a Reportable Event with respect to any Employee Plan, (b) any event that causes the Company or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Code with respect to an Employee Plan, (c) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings by the PBGC to terminate an Employee Plan, or (e) any other event or condition that could reasonably be expected to result, under Section 4042 of ERISA, in the termination of, or the appointment of a trustee to administer, any Employee Plan. “Transactions” means the transactions contemplated by this Agreement, the Related Agreements and the New Credit Agreement. “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001)) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006. “U.S.” means the United States of America. Section 6.2 Construction. The Parties intend that each representation, warranty, covenant and agreement contained in this Agreement will have independent significance. The headings are for convenience only and will not be given effect in interpreting this Agreement. References to sections, articles or exhibits are to the sections, articles and exhibits contained in, referred to by or attached to this Agreement, unless otherwise specified. The phrases “made available,” “provided to” and “furnished to”, and phrases of similar import, when used herein, unless the context otherwise requires, shall mean that a true and correct copy of such document or information was posted prior to the Closing Date, by or on behalf of the Company, to the virtual data room maintained by or on behalf of the Company in connection with the Transactions. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “include”, “includes” and “including”, when used herein, unless the context otherwise requires, mean “including without limitation”. All references to $, currency, monetary values and dollars set forth herein means U.S. dollars. The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provision of this Agreement. References to a Person also include its permitted assigns and successors. A statement that an item is listed, disclosed or described means that it is listed, disclosed or described, and a statement that a copy of an item has been delivered means a true and correct copy of such item has been delivered. Any reference to a statute refers to such statute, any amendment or successor legislation thereto, and all rules and regulations promulgated under or with respect to such statute, as in effect at the relevant time. The word Annex A 19

“extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not mean simply “if”. All references to the knowledge of the Company or any Subsidiary of the Company or facts known by any such Person shall mean actual knowledge of one or more Authorized Officers of such Person. Whenever this Agreement refers to a number of days, unless Business Days are expressly specified, such number will refer to calendar days. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Any reference herein to any Law, contract, agreement or other instrument, including the Organizational Documents of any Person, will be construed as referring to such Law, contract, agreement, instrument or Organizational Documents, as applicable, as amended or modified, or, in the case of a Law, codified or reenacted, in each case, in whole or in part, and as in effect from time to time. The Parties acknowledge and agree that (a) each Party and its counsel has reviewed, or has had the opportunity to review, the terms and provisions of this Agreement, (b) any rule of construction to the effect that any ambiguities are resolved against the drafting Party will not be used to interpret this Agreement, (c) the provisions of this Agreement will be construed fairly as to all Parties and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement, and (d) no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of such previous drafts of this Agreement or any of the other Related Agreements or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement or any other Related Agreement. [Remainder of page intentionally left blank] Annex A 20

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written. COMPANY: SYSTEM1, INC. By: Name: Title: Annex A

PURCHASER: SYSTEM1 HOLDINGS, LLC By: Name: Title: Annex A [Signature Page to Series A Preferred Stock Purchase Agreement]

ASSIGNEE: S1 HOLDINGS FINCO, LLC By: Name: Title: Annex A [Signature Page to Series A Preferred Stock Purchase Agreement]

[LENDERS]: [ ] By: Name: Title: Annex A [Signature Page to Series A Preferred Stock Purchase Agreement]

EXHIBIT A FORM OF CERTIFICATE OF DESIGNATION (See Attached.) Annex A
CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK OF SYSTEM1, INC. FILED IN THE OFFICE OF THE SECRETARY OF THE STATE OF DELAWARE ON [ ], 2026 Pursuant to Section 151 of the General Corporation Law of the State of Delaware Pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), System1, Inc., a corporation duly organized and validly existing under the DGCL (the “Issuer” or the “Company”), in accordance with the provisions of Section 103 thereof, does hereby submit the following: WHEREAS, the Certificate of Incorporation of the Issuer (as amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”) authorizes the issuance of up to 100,000 shares of preferred stock, par value $0.0001 per share, of the Issuer (“Preferred Stock”) in one or more series; and expressly authorizes the Board of Directors of the Issuer (the “Board”), subject to limitations prescribed by law, to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, of each such series, and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board; and WHEREAS, on [ ], 2026, the Board approved and adopted the following certificate of designation (this “Certificate of Designation”) for purposes of issuing shares of Preferred Stock, with a par value of $0.0001 per share, designated as a series known as “Series A Cumulative Convertible Preferred Stock”, with each such share having the designations, powers, preferences and relative, participating, optional, special and other rights, and the qualifications, limitations and restrictions, as set forth in this Certificate of Designation. NOW THEREFORE, BE IT RESOLVED, that, pursuant to authority conferred upon the Board by the Certificate of Incorporation, the Board hereby provides out of the unissued shares of the Preferred Stock a series of Preferred Stock designated as “Series A Cumulative Convertible Preferred Stock” and authorizes for issuance 39,250 shares of the Series A Preferred Stock (as defined below), and hereby fixes the designations, powers, preferences and relative, participating, optional, special and other rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock, as follows: 1. Designation. A total of 39,250 shares of Preferred Stock, with a par value of $0.0001 per share, shall be designated as a series of Preferred Stock known as “Series A Cumulative Convertible Preferred Stock”, with each such share having an initial Stated Value of $1,000 per share (the “Series A Preferred Stock”), which Series A Preferred Stock will have the respective designations, powers, preferences and relative, participating, optional, special and other rights, and the qualifications, limitations and restrictions set forth in this Certificate of Designation. 2. Ranking; Liquidation. With respect to (a) payment of dividends, (b) distribution of assets and (c) all other liquidation, winding up, dissolution, dividend and redemption rights, the Series A Preferred Stock shall Annex B B-1 rank senior in priority of payment to all Junior Stock in any liquidation, dissolution, winding up or distribution of the Company, and junior to any existing or future secured or unsecured Indebtedness and other liabilities (including trade payables) of the Company. 3. Voting. (a) General. The Holders have no voting rights with respect to the Series A Preferred Stock except as set forth in this Certificate of Designation or as otherwise required by law. (b) Voting Power. At the time of any vote or consent of any of the Holders under this Certificate of Designation, the Purchase Agreement or as otherwise required by law, each Holder of Series A Preferred Stock that is otherwise entitled to vote shall have one vote per share of Series A Preferred Stock on any matter on which Holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent. (c) Directors. (i) Election. Through and until such date as there are fewer than 19,625 shares of Series A Preferred Stock outstanding, the Majority Holders shall have the exclusive right, voting separately as a class, to appoint and elect, either in writing without a meeting or by vote at any meeting called for the purpose, one (1) director to the Board (the “Preferred Director”). (ii) Term. The Preferred Director shall serve until his or her successor is elected and qualified in accordance with this Section 3(c), unless such Preferred Director is earlier removed in accordance with clause (iii) below, resigns or is otherwise unable to serve. In the event the Preferred Director is removed, resigns or is unable to serve as a member of the Board, the Majority Holders, voting separately as a class, shall have the right to fill such vacancy. A Preferred Director may only be elected to the Board by the Majority Holders in accordance with this Section 3(c). (iii) Removal. The Preferred Director may be removed from office at any time, with or without cause, by Majority Holders either in writing without a meeting or by vote at any meeting called for the purpose. 4. Dividends. (a) Generally. All Dividends, including Compounded Dividends, are prior to and in preference over any dividend on any Junior Stock and shall be declared and fully paid before any dividends are declared and paid, or any other distributions are made, on any Junior Stock. Except as set forth in Section 6, Dividends shall be payable to the Holders as they appear on the records of the Company on the record date for such Dividends, which, to the extent the Board determines to declare Dividends in respect of any Dividend Period, shall be the date that is 15 days prior to the applicable Dividend Payment Date, and which record date and Dividend Payment Date, to the extent so determined, shall be declared by the Board during each Dividend Period on the date that is at least 20 days prior to the Dividend Payment Date and five days prior to the record date. (b) Dividend Calculation. From and after the Series A Original Issue Date, preferential cumulative dividends (“Dividends”) shall accrue on each share of Series A Preferred Stock outstanding on a daily basis in arrears at a per annum rate of seven percent (7.0%) (the “Dividend Rate”). Dividends with respect to each Dividend Period shall be the sum of the dividends calculated on a daily basis during such period. The daily dividend shall be calculated as the product of (i) the Stated Value of each share of the Series A Preferred Stock outstanding as of the Dividend Payment Date for such Dividend Period, and (ii) the Dividend Rate for each day elapsed during such Dividend Period divided by 360. Dividends will be due and payable quarterly in arrears on each Dividend Payment Date. To extent the Board declares a Dividend, such Dividends will be paid in cash on each Dividend Payment Date. On each Dividend Payment Date related to a Dividend Period for which the Company does not for any reason (including because payment of any Dividend in cash is prohibited by law) pay in cash all Dividends that Annex B B-2 accumulated during such Dividend Period, any such unpaid Dividends shall (whether or not earned or declared) automatically and without any further action by the Board or the Company become part of the Stated Value of such share as of the applicable Dividend Payment Date (“Compounded Dividends”); provided, however, unless the Board shall otherwise notify the Holders on or prior to the applicable Dividend Payment Date, any such unpaid Dividends shall (whether or not earned or declared) become part of the Stated Value of such share as of the applicable Dividend Payment Date pursuant to this Section 4. (c) All dividends, payments, distributions and deemed distributions in respect of the Series A Preferred Stock shall be made without any deduction and withholding unless such Taxes are required to be deducted or withheld under applicable law; provided that, if any such deduction or withholding is required the Company shall notify the relevant Holder of such intent to deduct or withhold at least five days prior to such deduction or withholding and the Company should work in good faith with the relevant Holder to reduce or eliminate the amount required to be deducted or withheld. The Company may require Holders to provide such tax forms, certifications or other documentation as may be reasonably requested to reduce or eliminate any such withholding. Any amounts so deducted or withheld shall be treated for all purposes as having been paid to the applicable Holder in respect of which such deduction and withholding was made. 5. Redemption; Conversion. (a) Redemption. (i) Change of Control. (A) On the Change of Control Date, if any, the Company shall have the right (but not the obligation), to the extent not prohibited by law and subject to each Holder’s prior right to convert Series A Preferred Stock pursuant to the terms hereof, to redeem all (but not less than all) of the then outstanding Series A Preferred Stock, at a price per share of Series A Preferred Stock equal to the product of (A) the then applicable Liquidation Value, multiplied by (B) 101%, payable in cash (the “Change of Control Redemption Price”). (B) On the Change of Control Date, if any, each Holder shall have the right to require the Company to redeem such Holder’s shares of Series A Preferred Stock at the Change of Control Redemption Price. (ii) Maturity Date. On the Maturity Date, the Company shall, to the extent not prohibited by law or contract and subject to each Holder’s prior right to convert Series A Preferred Stock pursuant to the terms hereof, redeem all then outstanding Series A Preferred Stock, at a price per share of Series A Preferred Stock equal to the then applicable Liquidation Value, payable in cash. (iii) Redemption Notice. At least 10 business days prior to the Change of Control Date or the Maturity Date (each a “Redemption Date”), the Company shall provide Holders with notice setting out (1) the Liquidation Value or the Change of Control Redemption Price, as applicable, as of such date, (2) the number of shares into which the Series A Preferred Stock will be convertible pursuant to the terms hereof as of the Change of Control Date or the Maturity Date, as applicable, and (3) the information reasonably necessary for each Holder to exercise their conversion rights, and in the case of a Change of Control Date or Maturity Date, as applicable, their redemption rights pursuant to the terms hereof prior to the occurrence of such Redemption Date. In the case of a Change of Control Date, such notice shall also state whether the Company will elect to redeem the Series A Preferred Stock pursuant to Section 5(a)(i). (iv) Redemption. If, on a Change of Control Date or a Maturity Date, as applicable, the Company is prohibited by law from redeeming all then outstanding Series A Preferred Stock, then (A) the Company shall redeem the maximum number of then outstanding Series A Preferred Stock, on a pro rata and pari passu basis among all Holders, to the fullest extent not so prohibited, and (B) the Company shall thereafter, as and when not prohibited by law from doing so, redeem the maximum number of then outstanding Series A Preferred Annex B B-3

Stock, on a pro rata and pari passu basis among all Holders, to the fullest extent not so prohibited. The Company shall comply, to the extent applicable, with the requirements of Section 14 of the Exchange Act and any other securities laws (or rules of any exchange on which any Series A Preferred Stock is then listed) in connection with a redemption under this Section 5(a). To the extent there is any conflict between the notice or other timing requirements of this Section 5 and the applicable requirements of Section 14 of the Exchange Act, Section 14 of the Exchange Act shall govern. (b) Conversion. By written notice to the Company (the “Conversion Notice”), at any time and from time to time prior to the first to occur of the Change of Control and the Maturity Date, or, if any Series A Preferred Stock remains outstanding following the Maturity Date, until such shares are fully redeemed, each Holder shall be entitled to elect, by delivery written notice to the Company, to have any Series A Preferred Stock held by such Holder converted into fully paid and nonassessable shares of the Common Stock, subject to the terms and conditions of this Section 5(b). Notwithstanding anything to the contrary herein, all shares of Series A Preferred Stock for which a Conversion Notice was not timely received by the Company shall be redeemed in accordance with the terms and conditions of Section 5(a)(iv). (i) Right to Convert. Upon delivery of a Conversion Notice to the Company, the Series A Preferred Stock to which such Conversion Notice applies shall automatically be converted, without the payment of additional consideration by the applicable Holder therefor, into such number of fully paid and non- assessable shares of Common Stock as is equal to the quotient of (A) the Liquidation Value, and (B) the Series A Conversion Price as in effect at the time of such conversion. The “Series A Conversion Price” shall initially be equal to $10.40. Such initial Series A Conversion Price shall be subject to adjustment as provided below. (ii) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the applicable Holder would otherwise be entitled, the Company shall pay cash equal to the product of (A) such fraction, multiplied by (B) the Fair Market Value of one share of Common Stock. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the applicable Holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion. (iii) Mechanics of Conversion. (A) Notice of Conversion. At any time and from time to time, Holders may deliver notice to the Company of such Holders’ election to convert. Each Conversion Notice shall include the number of shares of Series A Preferred Stock such Holder is electing to convert and, to the extent such Series A Preferred Stock is held in certificated form, such Holder shall surrender such Holder’s certificate or certificates for all such shares (or, if such Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice. If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the Holder or such Holder’s attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock converted pursuant to this Section 5(b), including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate on the date of such conversion (notwithstanding the failure of any applicable Holder to surrender any certificates at or prior to such time), except only the rights of each applicable Holder, upon surrender of any certificate or certificates of such Holder (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 5(b)(iii). As soon as practicable after such conversion and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Company shall (A) issue and deliver to each applicable Holder or such Holder’s nominee(s), a notice of issuance of uncertificated shares Annex B B-4 and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, and (B) pay cash as provided in Section 5(b)(ii) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the Series A Preferred Stock then converted. Upon conversion, such Series A Preferred Stock shall be retired and cancelled and shall not be reissued as shares of such series, and the Company shall thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly. (B) Reservation of Shares. The Company shall, at all times when any Series A Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock into Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action that would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Series A Conversion Price. (C) Effect of Conversion. All Series A Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Maturity Date, except only the right of each applicable Holder to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. (D) No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion. (iv) Adjustments to Series A Conversion Price for Diluting Issues. (A) Special Definitions. For purposes of this Section 5(b), the following definitions shall apply: (1) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities; (2) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options; and (3) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 5(b)(iv)(C), deemed to be issued) by the Company after the Series A Original Issue Date, other than (a) the following shares of Common Stock and (b) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (a) and (b), collectively, “Exempted Securities”): (i) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock; (ii) shares of Common Stock, Options or Convertible Securities issued by Annex B B-5 reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections 5(b)(v), 5(b)(vi), 5(b)(vii) or 5(b)(viii); (iii) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement (x) in effect as of the Series A Original Issue Date or (y) otherwise approved by the Board; and (iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; and such Option or Convertible Security is an Exempted Security. (B) No Adjustment of Series A Conversion Price. No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Company receives written notice from the Majority Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. (C) Deemed Issue of Additional Shares of Common Stock. (1) If the Company at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities that are Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date. (2) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Section 5(b)(iv)(D), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (a) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (b) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (2) shall have the effect of increasing the Series A Conversion Price to an amount that exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security and (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date. (3) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Section 5(b)(iv)(D) (either because the consideration per share (determined pursuant to Section 5(b)(iv)(E)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date), are revised after the Series A Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or Annex B B-6 similar provisions of such Option or Convertible Security) to provide for either (a) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (b) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 5(b)(iv)(C)(1)) shall be deemed to have been issued effective upon such increase or decrease becoming effective. (4) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Section 5(b)(iv)(D), the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued. (5) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Section 5(b)(iv)(C) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (2) and (3) of this Section 5(b)(iv)(C)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Section 5(b)(iv)(C) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made. In the event an Option or Convertible Security contains alternative conversion terms, such as a cap on the valuation of the Company at which such conversion will be effected, or circumstances where the Option or Convertible Security may be repaid in lieu of conversion, then the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of such Option or Convertible Security shall be deemed not calculable until such time as the applicable conversion terms are determined. (D) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. If the Company issues Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(b)(iv)(C)) at any time after the Series A Original Issue Date without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula: CP2 = CP1* (A + B) &divide; (A + C). For purposes of the foregoing formula, the following definitions shall apply: (1) “CP2” shall mean the Series A Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock; (2) “CP1” shall mean the Series A Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock; Annex B B-7

(3) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue); (4) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and (5) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction. (E) Determination of Consideration. For purposes of this Section 5(b)(iv), the consideration received by the Company for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows: (1) Cash and Property. Such consideration shall: (a) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest; (b) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of the Company; and (c) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as determined in good faith by the Board of the Company. (2) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(b)(iv)(C), relating to Options and Convertible Securities, shall be determined by dividing: (a) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities; by (b) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities. (F) Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Section 5(b)(iv)(D), and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period). (v) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in Annex B B-8 proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Company shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective. (vi) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction: (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution. Notwithstanding the foregoing: (1) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (2) that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event. (vii) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 4 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event. (viii) Adjustment for Merger or Reorganization, etc. Subject to Section 2, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 5(b)(iv), 5(b)(vi) or 5(b)(vii)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Company issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Annex B B-9 the Company) shall be made in the application of the provisions in this Section 5 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock. (ix) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 5, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (A) the Series A Conversion Price then in effect, and (B) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock. (x) Notice of Record Date. In the event: (A) the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or (B) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, or any Reorganization Event; or (C) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (1) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (2) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock. In the event the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of holding a meeting of stockholders or otherwise entitle such stockholders to vote, the Company shall provide Holders with a notice specifying (1) the record date and (2) the last date on which Holders must exercise their conversion rights pursuant to the terms herein in order to exercise any voting rights pursuant to the shares of Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) issuable upon conversion (it being understood such date must be at least 10 days following delivery of such notice). Any notice required by this Section 5(b)(x) shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice. Annex B B-10

6. Negative Covenants. (a) For so long as at least 9,812 shares of Series A Preferred Stock are outstanding, without the prior affirmative vote or written consent of the Majority Holders, the Company shall not (either directly or indirectly, including by merger, consolidation, operation of law or otherwise) and shall cause its Subsidiaries not to (either directly or indirectly, including by merger, consolidation, operation of law or otherwise): (i) amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate of Designation in a manner that materially and adversely affects the rights, preferences and privileges of the Series A Preferred Stock; (ii) make any Restricted Payment, other than (a) any Restricted Payment as a result of a redemption under Section 5(b), any Dividend or any other payment with respect to the shares of Series A Preferred Stock in accordance with this Certificate of Designation, (b) any amounts payable in respect of awards issued under the System1, Inc. 2022 Incentive Award Plan, as amended and/or restated from time to time, the System1, Inc. 2024 Stock Appreciation Rights Plan, as amended and/or restated from time to time, and the CouponFollow Earn-Out Inducement Equity Incentive Plan, as amended and/or restated from time to time, including, but not limited to, cash settlement of awards and repurchase of shares to cover taxes or the exercise price of an award, provided, that the aggregate amount of all such amounts payable pursuant to this clause (b) in any fiscal year shall not exceed $1,000,000, (c) any Restricted Payment by any Subsidiary of the Company to the Company or any Wholly-Owned Subsidiary of the Company (or, in the case of a Restricted Payment by a Subsidiary of the Company that is not a Wholly-Owned Subsidiary, Restricted Payments on a pro rata basis to the holders of its Equity Interests in accordance with the Equity Interests held by such holders) and (d) Restricted Payments by the Company or any Subsidiary of the Company to satisfy obligations under the Tax Receivable Agreement (as defined in the Credit Agreement), as in effect on the Closing Date (as defined in the Stock Purchase Agreement), to the extent contemplated by Section 6.3 of the Amended and Restated Limited Liability Company Operating Agreement of System1 Holdings, dated as of August 1, 2024, as in effect on the Closing Date (as defined in the Stock Purchase Agreement); (iii) issue any new Equity Interests ranking (with respect to dividends or distributions or entitlement on a return of capital or assets in a winding up or otherwise) pari passu with, or senior to, the Series A Preferred Stock, other than Equity Interests in a Subsidiary held by the Company or a Wholly-Owned Subsidiary of the Company; or (iv) unless the aggregate outstanding principal amount of indebtedness for borrowed money of the Company and its Subsidiaries, determined on a consolidated basis, following such action would not exceed $175,000,000 (plus without duplication of any other indebtedness, all reasonable and customary premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges, in each case, with respect to such Indebtedness, excluding, in each case, any payments in respect of any multiple on invested capital requirements), other than (x) intercompany indebtedness and (y) Capitalized Leases, sale and leaseback transactions, equipment leases, bank lines of credit or trade payables incurred in the ordinary course of business, (A) create or issue other indebtedness for borrowed money or indebtedness evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made, or (B) create any Lien upon or with respect to any of its properties, except for (I) purchase money liens, (II) statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business, (III) Liens for taxes, assessments, levies and governmental charges, (IV) deposits and pledges of cash securing (x) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits or (y) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, (V) with Annex B B-11 respect to any Facility (as defined in the Credit Agreement), easements, covenants, conditions, restrictions, rights-of-way, encroachments, municipal and zoning restrictions and similar charges or encumbrances on real property and minor irregularities in the title thereto that do not (A) secure obligations for the payment of money or (B) materially impair the value of such property or its use by any Subsidiaries in the normal conduct of such Person’s business, (VI) Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related contractual obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP, (VII) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capitalized Lease), in each case extending only to such personal property, (VIII) non-exclusive licenses or co-existence agreements in respect of intellectual property rights in the ordinary course of business, (IX) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings, (X) rights of setoff or bankers' liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business and Liens in favor of collecting banks arising under Section 4-210 of the Uniform Commercial Code, (XI) unperfected interests of seller to reclaim goods delivered under §2-507 of the Uniform Commercial Code, (XII) Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained therein with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions (in each case, for the avoidance of doubt, not securing obligations for borrowed money) including any liens or rights to set-off arising under the general terms and conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandsche Vereniging van Banken), (XIII) the landlord’s interest in any security deposit provided by any Subsidiary under any lease entered into in the ordinary course of business, or (XIV) the interests of lessors or sublessors under operating leases and licensors or sublicensors under non-exclusive license agreements in the ordinary course of business and covering only the assets so leased, or subleased. (b) Actions Taken without Approval. Any of the actions or omissions of the Company prohibited by this Section 6 (if taken without the prior written consent of the Majority Holders approving such action or omission) shall be ultra vires, null and void ab initio and of no force or effect. The Company shall not, and shall cause its Subsidiaries not to (either directly or indirectly, including by merger, consolidation, operation of law or otherwise), by amendment, modification, repeal, restatement, supplementation, termination or waiver of, or consent to any departure by the Company or any of its Subsidiaries from, any provision of this Certificate of Designation or the Purchase Agreement or through any Redemption Election, any Change of Control, any disposition or any other reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Certificate of Designation or the Purchase Agreement. 7. Corporate Opportunities. (a) Notwithstanding anything contained herein, the Holders, any of their respective Affiliates and any of their respective directors, officers, employees and consultants, including any Preferred Directors (collectively, the “Holder Related Parties”), may freely offer to any other Person or effect on behalf of itself or any other Person any other investment or business opportunity or prospective economic advantage, including those competitive with the business of the Company, or other transactions in which the Company, its subsidiaries, any member of the Board or any other shareholder of the Company may have an interest or expectancy, including as a result of any fiduciary duties applicable to such Person (an “Alternative Opportunity”), in each case without any prior Company, Board or shareholder notification or approval and the Company, on behalf of itself and its Annex B B-12 subsidiaries, hereby renounces any interest or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, Alternative Opportunities that are from time to time available to the Holder Related Parties, even if any such opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so; (b) The Holder Related Parties shall (i) have no duty to communicate or offer any such Alternative Opportunity to the Board, Company or its subsidiaries, (ii) have the right to either hold any such Alternative Opportunity for their own account and benefit or to direct, recommend, assign or otherwise transfer such Alternative Opportunity to persons or entities other than the Board, Company or any of its subsidiaries, and (iii) notwithstanding any provision in the Company’s Amended and Restated Certificate of Incorporation to the contrary, not be obligated or liable to the Board, Company or any of its subsidiaries or stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, solely by reason of the fact that such Holder Related Party pursues or acquires such Alternative Opportunity, directs such Alternative Opportunity to another person, or fails to present such Alternative Opportunity or information regarding such Alternative Opportunity to the Board, Company or its subsidiaries and there shall be no restriction on any Holder Related Party using the general knowledge and understanding of the Company and the industry in which it operates, which such Holder Related Party has gained in such capacity, in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities; (c) Notwithstanding anything to the contrary herein, the foregoing clauses (a) and (b) shall not apply to any investment or business opportunity that is first presented to any Preferred Director in his or her capacity as a director of the Company or any violation of any fiduciary duties (as determined in accordance with Delaware law) or confidentiality obligations generally applicable to the directors of the Company. Without limiting the generality of the foregoing, the Company agrees and acknowledges that Holder Related Parties and their respective Affiliates may have both passive and non-passive interests in Persons deemed competitors of the Company, and that the provisions of the immediately preceding sentence shall be applicable to such competitors, their respective Affiliates and any of their respective directors, officers and employees in respect thereof. Any person or entity purchasing, holding or otherwise acquiring any interest in any shares of the Company shall be deemed to have notice of and to have consented to the provisions of this Section 7. 8. Amendments and Waivers. So long as any shares of Series A Preferred Stock remain outstanding, and unless a greater percentage is required by law, the Company shall not, without the affirmative vote or written consent of the Majority Holders, voting separately as one class, amend, alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, or waive the compliance of any of the covenants included in this Certificate of Designation provided, however, that any such amendment, alteration or change that either (a) adversely affects any Holder’s right to convert or redeem such Holder’s shares of Series A Preferred Stock in accordance with Section 5 or (b) has an adverse and disproportionate effect on any Holder shall require the written consent of the affected Holders. 9. Term. Except as expressly provided herein, the shares of Series A Preferred Stock shall not be redeemable or otherwise mature. 10. No Sinking Fund. Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund. 11. Rights and Remedies of Holders. The various provisions set forth under this Certificate of Designation are for the benefit of the Holders and, subject to the terms and conditions hereof and applicable law, will be enforceable by them, including by one or more actions for specific performance. Except as expressly set forth herein, all remedies available under this Certificate of Designation, at law, in equity or otherwise, will be Annex B B-13 deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Holder of a particular remedy will not preclude the exercise of any other remedy. 12. Taxes. (a) The Company shall (i) provide to any Holder, within 10 days of such Holder’s written request, (A) a certification that the Preferred Stock does not constitute a “United States real property interest,” in accordance with treasury regulations Section 1.897-2(h)(1) or (B) written notice of its legal inability to provide such a certification and (ii) in connection with the provision of any certification pursuant to the preceding clause (i)(A), comply with the notice provisions set forth in treasury regulations Section 1.897-2(h). In the event the Company becomes aware of any facts or circumstances that could reasonably be expected to cause it to become a “United States real property holding company” within the meaning of Section 892(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company shall promptly notify the Holders. (b) The Parties agree that, for U.S. federal and applicable state and local income tax purposes, any accrued and unpaid Dividends that have not been declared by the Board and that automatically increase, or otherwise become part of, the Stated Value of the Preferred Stock shall not, solely by reason of such accrual or increase in Stated Value, be treated as a dividend or deemed dividend under Sections 301 or 305 of the Code and shall not be included in income of any Holder unless and until actually paid in cash. Notwithstanding the first sentence of this Section 12(b), if and to the extent any accrued and unpaid Dividends that have not been declared by the Board and that automatically increase, or otherwise become part of, the Stated Value of the Preferred Stock are taken into account in determining the number of shares of Common Stock issued upon conversion of the Preferred Stock, the portion of such Common Stock issued in respect of such accrued and unpaid Dividends may be treated as a distribution under Section 305 of the Code taxable under Section 301 of the Code as a dividend to the extent of the Company’s current or accumulated earnings and profits. Upon the redemption or repayment of the Preferred Stock, any such amounts received shall not, under Sections 301 or 305 of the Code, be treated as being paid in satisfaction of any accrued and unpaid Dividends, provided that such Dividends have not been declared by the Board and have not previously been set aside for payment, consistent with Rev. Rul. 69-131 and Rev. Rul. 75-320, if such redemption or repayment otherwise constitutes a sale or exchange under Section 302 of the Code. The parties hereto shall not take any position inconsistent with the foregoing and will complete their tax reporting and withholding obligations in a manner consistent therewith, in each case, except as otherwise required by a change in applicable law or by a determination within the meaning of Section 1313(a) of the Code or any analogous provision of applicable state or local income tax law. 13. Definitions. As used in this Certificate of Designation, the following terms shall have the meanings specified below: “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. “Board” shall have the meaning assigned to such term in the recitals hereof. “Borrower” means S1 Holdings Finco, LLC, a Delaware limited liability company. “Business Day” means any day that is not a Saturday or Sunday or other day on which the commercial banks in New York City are authorized or required by Law to remain closed. “Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person. “Capital Stock” means: (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or Annex B B-14 membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person. “Certificate of Designation” shall have the meaning assigned to such term in the recitals hereof. “Certificate of Incorporation” shall have the meaning assigned to such term in the recitals hereof. “Change of Control” means the occurrence of any of the following: (a) the acquisition of the beneficial ownership by any Person or group (as used in this definition, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) (including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, (ii) one or more Permitted Holders and (iii) any underwriter in connection with any offering of Capital Stock after the Series A Original Issue Date), of voting stock representing more than 50% of the total voting power of all of the outstanding voting stock of the Company; provided, that notwithstanding the provisions of this clause (a), no “Change of Control” shall be deemed to have occurred under this clause (a) if the Permitted Holders have the right, by voting power, contract or otherwise, to elect or designate for election at least a majority of the Board; (b) the acquisition of the beneficial ownership by any Person or group (as used in this definition, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) (including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, (ii) one or more Permitted Holders and (iii) any underwriter in connection with any offering of Capital Stock after the Closing Date (as defined in the Stock Purchase Agreement)), of voting stock representing more than 50% of the total voting power of all of the outstanding voting stock of the Company; provided, however, notwithstanding the provisions of this clause (b), no “Change of Control” shall be deemed to have occurred under this clause (b) if the Permitted Holders have the right, by voting power, contract or otherwise, to elect or designate for election at least a majority of the Board; or (c) the Company ceases to control, directly or indirectly, 100% of the outstanding voting stock of the Borrower. For purposes of this definition, (i) a Person or group shall not be deemed to beneficially own Capital Stock or voting power subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or similar agreement related thereto) until the consummation of the acquisition of the Capital Stock or voting power pursuant to the transactions contemplated by such agreement and (ii) it is understood and agreed that any transaction resulting in a Successor Borrower or Successor Holdings (in each case as defined in the Credit Agreement in effect on the Series A Original Issue Date) in accordance with the terms of the Credit Agreement as in effect on the Series A Original Issue Date shall not give rise to a Change of Control. “Change of Control Date” means the date, if any, on which a Change of Control is consummated. “Common Stock” means shares of the Company’s Class A common stock, with a par value of $0.0001 per share. “Company” shall have the meaning assigned to such term in the recitals hereof. “Compounded Dividends” shall have the meaning assigned to such term in Section 4(b). “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. “Credit Agreement” means that certain Financing Agreement, dated as of the date hereof, by and among System1 Holdings, the Borrower, certain subsidiaries of the Borrower as subsidiary guarantors, the lenders from time to time party thereto, and Ankura Trust Company, LLC, as administrative agent and collateral agent, as in effect on the Closing Date (as defined in the Stock Purchase Agreement). Annex B B-15

“DGCL” shall have the meaning assigned to such term in the recitals hereof. “Dividend Payment Date” means the last day of each Fiscal Quarter of the Issuer following the Series A Original Issue Date (or, if such date is not a Business Day, the immediately succeeding Business Day). “Dividend Period” means the period commencing on and including a Dividend Payment Date that ends on, but does not include, the next Dividend Payment Date; provided, however, the initial Dividend Period shall commence on and include the Series A Original Issue Date and end on, but not include, the first Dividend Payment Date. “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. “Fair Market Value” means (i) with respect to the Common Stock, as applicable, (a) if the Common Stock is then listed or quoted on the NYSE or Nasdaq (or any successors thereto), the daily volumed weighted average price of the Common Stock on such market for the most recently completed trading date as reported by Bloomberg, (b) if the Common Stock is not then listed or quoted on the NYSE or Nasdaq (or any successors thereto), the volume weighted average price of the Common Stock for the most recently completed business day on OTCQB or OTCQX, as applicable, or (c) if the Common Stock is neither listed or quoted on the NYSE or Nasdaq (or any successors thereto) nor quoted on OTCQB or OTCQX, the value of the consideration obtainable in a sale of such Common Stock at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time as determined in good faith by the Board, and (ii) with respect to any Investment, asset, property or liability (in each case other than Common Stock), the value of the consideration obtainable in a sale of such Investment, asset, property or liability at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, Investment, property or liability as determined in good faith by the Board. “FASB” means the Financial Accounting Standards Board. “Fiscal Quarter” means a fiscal quarter of any Fiscal Year. “Fiscal Year” means the fiscal year of the Company ending December 31 of each calendar year. “GAAP” means generally accepted accounting principles in the U.S. set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the FASB or such other principles as may be approved by a significant segment of the accounting profession in the U.S., as in effect from time to time. “Holder” means, as of the relevant date, any Person that is the holder of record of at least one share of Series A Preferred Stock, as of such date. “Incur” or “incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” has a corresponding meaning. “Indebtedness” shall have the meaning assigned to such term in the Credit Agreement as in effect on the Series A Original Issue Date. Annex B B-16

“Investment” means (a) any purchase or other acquisition for consideration by the Company or any of its Subsidiaries of any of the Securities of any other Person (other than any Subsidiary), (b) the acquisition for consideration by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance (other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Company, any Subsidiary, or any parent company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Company or any of its Subsidiaries to any other Person. The amount of any Investment shall be the original cost of such Investment, plus the cost of any addition thereto that otherwise constitutes an Investment, without any adjustments for increases or decreases in value, or write-ups, write- downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment). “Investors” means (a) the Sponsors and (b) the Management Investors. “Issuer” shall have the meaning assigned to such term in the recitals hereof. “Junior Stock” means shares of the Company’s Class A common stock, Class C common stock and Class D common stock, and any other preferred stock or any other Equity Interest of the Company (other than the Series A Preferred Stock). “Lien” means any mortgage, deed of trust, deed to secure debt, pledge, lien (statutory or otherwise), security interest, hypothecation, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security; provided, that, for the avoidance of doubt, in no event shall an operating lease in and of itself be deemed to constitute a Lien. “Liquidation Value” means, as of the relevant time and with respect to each share of Series A Preferred Stock, the sum of (a) the Stated Value of such share as of such date, plus (b) any declared but unpaid Dividends on such share for the most recent Dividend Period as of such date (to the extent not part of the Stated Value of such Share as of such date), plus (c) the amount of accumulated and unpaid Dividends on such share from the last Dividend Payment Date to, but not including, such date (to the extent not part of the Stated Value of such share as of such date). “Management Investors” means the current and former officers, directors, managers, employees and members of management of the Company and/or any Subsidiary of the Company, any trust, partnership or other bona fide estate-planning vehicle of the foregoing individuals and any other Person controlled by the foregoing individuals. “Majority Holders” means, as of any date of determination, the Holder(s) holding a majority of the then outstanding Series A Preferred Stock. “Maturity Date” means the earliest of (a) the Final Maturity Date (as defined in the Credit Agreement) and (b) the date of the acceleration of the Loans (as defined in the Credit Agreement) in accordance with the terms of the Credit Agreement; provided, however, for purposes of this Certificate of Designation, “Maturity Date” shall not include the consummation of a Change of Control. “Person” means any individual, corporation, limited liability company, partnership (including limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. Annex B B-17

“Permitted Holders” means (a) the Investors and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the relevant Investors beneficially own more than 50% of the relevant outstanding voting stock beneficially owned by the group. “Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up, including, in the case of the Company, the Series A Preferred Stock. “Purchase Agreement” means that certain Series A Cumulative Convertible Preferred Stock Purchase Agreement, dated as of the Series A Original Issue Date (as amended, restated, supplemented or otherwise modified from time to time), by and among the Purchasers and the Company. “Purchasers” shall have the meaning assigned to such term in the Purchase Agreement. “Redemption Date” means, the Maturity Date or the Change of Control Date, as applicable, to the extent the Company redeems Series A Preferred Stock on such date. “Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Company or any Subsidiary, except a dividend payable (i) in the case of the Company, solely in shares of Common Stock to the holders of such class and (ii) in the case of any Subsidiary, solely in shares of Qualified Equity Interests (as defined in the Credit Agreement as in effect on the Series A Original Issue Date) to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Company or of any Subsidiary of the Company (other than a Wholly-Owned Subsidiary of the Company); and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Company or any Subsidiary of the Company now or hereafter outstanding. “Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided, that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement. “Series A Conversion Price” shall have the meaning assigned to such term in Section 5(c)(i). “Series A Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued. “Series A Preferred Stock” shall have the meaning assigned to such term in Section 1(a). “Sponsors” means BGPT Trebia LP, a Cayman Islands exempted partner, and its controlled Affiliates and any fund that is managed or advised by it or any of its controlled Affiliates. “Stated Value” means, as of the relevant date and with respect to each share of Series A Preferred Stock, the sum of (a) $[ ]1 (adjusted as appropriate in the event of any stock or securities dividend, stock or securities Annex B B-18 1To be filled in at closing in an amount equal to $1,000 plus an amount equal to the dividends that would have accrued if the Preferred Stock would have been issued on April 1, 2026 with a Stated Value of $1,000 and remained outstanding from April 1, 2026 through and including the Closing Date (including the cumulative effect of any compounding that would have occurred during such time period), net of any portion of such dividends paid in cash on the Closing Date.

split, stock or securities distribution, recapitalization or combination) plus (b) the aggregate Compounded Dividends with respect to such share as of such date. “Stock Purchase Agreement” means that certain Series A Preferred Stock Purchase Agreement, dated as of the date hereof, by and among the Company, System1 Holdings, the Borrower and the lenders party thereto. “Subsidiary” means, with respect to any Person: (a) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (b) any partnership, joint venture, limited liability company or similar entity of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For the avoidance of doubt, any entity that is owned at a 50% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Certificate of Designation, regardless of whether such entity is consolidated on the Company’s or any Subsidiary’s financial statements. “System1 Holdings” means System1 Holdings, LLC, a Delaware limited liability company. “U.S.” means the United States of America. “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York. “Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiary of such Person. 14. Interpretation. (a) Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. (b) The headings are for convenience only and shall not be given effect in interpreting this Certificate of Designation. References herein to any Section or Article shall be to a Section or Article hereof unless otherwise specifically provided. (c) References herein to any law shall mean such law, including all rules and regulations promulgated under or implementing such law, as amended from time to time and any successor law unless otherwise specifically provided. Except as otherwise stated in this Certificate of Designation, references in this Certificate of Designation to any contract(s) or written agreement(s) shall mean such contract or written agreement as in effect on the Series A Original Issue Date, regardless of any subsequent replacement, refunding, refinancing, extension, renewal, restatement, amendment, supplement or modification thereof or thereto and regardless of whether the Issuer is, remains, was, or has ever been, a party thereto. (d) The use of the term “pari passu” with respect to the Preferred Stock, shall mean pari passu by reference to the Liquidation Value of such Preferred Stock at the relevant time. Annex B B-19

(e) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Certificate of Designation, refer to this Certificate of Designation as a whole and not to any particular provision of this Certificate of Designation. (f) The use of the masculine, feminine or neuter gender or the singular or plural form of words shall not limit any provisions of this Certificate of Designation. (g) The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. (h) The word “will” shall be construed to have the same meaning as the word “shall”. With respect to the determination of any period of time, “from” shall mean “from and including”. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. (i) The terms “lease” and “license” shall include “sub-lease” and “sub-license”, as applicable. (j) All references to “$”, currency, monetary values and dollars set forth herein shall mean U.S. dollars. (k) When the terms of this Certificate of Designation refer to a specific agreement or other document or a decision by any body or Person that determines the meaning or operation of a provision hereof, the secretary of the Company shall maintain a copy of such agreement, document or decision at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. (l) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Holders that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Series A Original Issue Date in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. (m) Notwithstanding any other provision contained herein or in the definition of “Capitalized Lease,” only those leases (assuming for purposes hereof that such leases were then in existence) that would constitute Capitalized Leases in conformity with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” shall be considered Capitalized Leases hereunder, and all calculations and deliverables, as applicable, under this Certificate of Designation shall be made, prepared or available, as applicable, in accordance therewith. (n) Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 805, 810 or 825 (or any other part of FASB Accounting Standards Codification having a similar result or effect), to value any Indebtedness at “fair value”. Annex B B-20

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY] Annex B B-21

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by a duly authorized officer this ____ day of [ ], 2026. SYSTEM1, INC. By: _______________________________________ Name: Title: Annex B [Signature Page to Series A Preferred Stock Certificate of Designation]